Exhibit 1.1

REALTY INCOME CORPORATION

Common Stock
($0.01 par value)

SALES AGREEMENT

December 6, 2019

Mizuho Securities USA LLC 320 Park Avenue – 12th Floor New York, New York 10022	Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013
BB&T Capital Markets, a division of BB&T Securities, LLC 901 East Byrd Street, Ste. 300 Richmond, VA 23219	Goldman Sachs & Co. LLC 200 West Street New York, New York 10282
Stifel, Nicolaus & Company, Incorporated 501 North Broadway, 10th Floor Saint Louis, Missouri 63102	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036
Wells Fargo Securities, LLC 375 Park Avenue, 4th Floor New York, New York 10152	UBS Securities LLC 1285 Avenue of the Americas New York, New York 10019
RBC Capital Markets, LLC 200 Vesey Street New York, New York 10281-8098	Credit Suisse Securities (USA) LLC Eleven Madison Avenue New York, New York 10010
BofA Securities, Inc. One Bryant Park New York, New York 10036	BMO Capital Markets Corp. Three Times Square, 25th Floor New York, New York 10036
Robert W. Baird & Co. Incorporated 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202	BTIG, LLC 65 East 55th Street New York, NY 10022
Barclays Capital Inc. 745 Seventh Avenue New York, NY 10019	MUFG Securities Americas Inc. 1221 Avenue of the Americas, 6th Floor New York, New York 10020
J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179	Regions Securities LLC 1180 West Peachtree St. NW, Suite 1400 Atlanta, Georgia 30309

BNY Mellon Capital Markets, LLC 240 Greenwich Street, 3W New York, New York 10286	Scotia Capital (USA) Inc. 250 Vesey Street 24th Floor New York, New York 10281
Jefferies LLC 520 Madison Avenue New York, New York 10022	TD Securities (USA) LLC 31 West 52nd Street, 19th Floor New York, NY 10019

As Agents

Wells Fargo Bank, National Association 375 Park Avenue, 4th Floor New York, New York 10152	Goldman Sachs & Co. LLC 200 West Street New York, New York 10282
Royal Bank of Canada 200 Vesey Street New York, New York 10281-8098	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036
Bank of America, N.A. One Bryant Park New York, New York 10036	UBS AG, London Branch 1285 Avenue of the Americas New York, NY 10019
Barclays Bank PLC 745 Seventh Avenue New York, NY 10019	Credit Suisse International Eleven Madison Avenue New York, NY 10010
JPMorgan Chase Bank, National Association 383 Madison Avenue New York, New York 10179	Bank of Montreal 55 Bloor Street West, 18th Floor Toronto, Ontario M5X 1A1 Canada
The Bank of New York Mellon 240 Greenwich Street, 3E New York, New York 10286	MUFG Securities EMEA plc Ropemaker Place, 25 Ropemaker Street London EC27 9AJ United Kingdom
Jefferies LLC 520 Madison Avenue New York, New York 10022	The Bank of Nova Scotia GWO - Derivative Products 44 King Street West Central Mail Room Toronto, Ontario, Canada M5H 1H1

Citibank, N.A. 388 Greenwich Street New York, New York 10013

As Forward Purchasers

2

Ladies and Gentlemen:

Realty Income Corporation, a Maryland corporation (the “Company”) confirms its agreement with Mizuho Securities USA LLC, BB&T Capital Markets, a division of BB&T Securities, LLC, Stifel, Nicolaus & Company, Incorporated, Wells Fargo Securities, LLC, RBC Capital Markets, LLC, BofA Securities, Inc., Robert W. Baird & Co. Incorporated, Barclays Capital Inc., J.P. Morgan Securities LLC, BNY Mellon Capital Markets, LLC, Jefferies LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, UBS Securities LLC, Credit Suisse Securities (USA) LLC, BMO Capital Markets Corp., BTIG, LLC, MUFG Securities Americas Inc., Regions Securities LLC, Scotia Capital (USA) Inc. and TD Securities (USA) LLC, each as sales agent and/or principal and/or (except in the case of Mizuho Securities USA LLC, BB&T Capital Markets, a division of BB&T Securities, LLC, Stifel, Nicolaus & Company, Incorporated, Robert W. Baird & Co. Incorporated, BTIG, LLC, Regions Securities LLC and TD Securities (USA) LLC) forward seller (in any such capacity, each an “Agent” and together the “Agents”) and Wells Fargo Bank, National Association, Royal Bank of Canada, Bank of America, N.A., Barclays Bank PLC, JPMorgan Chase Bank, National Association, The Bank of New York Mellon, Jefferies LLC, Citibank, N.A., Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, UBS AG, London Branch, Credit Suisse International, Bank of Montreal, MUFG Securities EMEA plc and The Bank of Nova Scotia, each as forward purchaser (in such capacity, each a “Forward Purchaser” and together the “Forward Purchasers”), as stated in this Agreement (as defined below). For purposes of clarity, it is understood and agreed by the parties hereto that, if Shares (as defined below) are offered or sold through any Agent acting as forward seller for a Forward Purchaser, then such Agent, as forward seller, shall be acting as sales agent for such Forward Purchaser with respect to the offering and sale of such Shares, and, except in cases where this Agreement expressly refers to an Agent acting as sales agent for the Company or unless otherwise expressly stated or the context otherwise requires, references in this Agreement to any Agent acting as sales agent shall also be deemed to apply to such Agent when acting as forward seller, mutatis mutandis; provided that Mizuho Securities USA LLC, BB&T Capital Markets, a division of BB&T Securities, LLC, Stifel, Nicolaus & Company, Incorporated, Robert W. Baird & Co. Incorporated, BTIG, LLC, Regions Securities LLC and TD Securities (USA) LLC are not acting as forward sellers. Only an Agent that is, or is affiliated with, a Forward Purchaser may act as forward seller for such Forward Purchaser.

3

The Company may, subject to the terms and conditions stated herein, (i) issue, offer and sell from time to time to or through the Agents, severally and not jointly, shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and (ii) instruct the applicable Agents, severally and not jointly, from time to time to offer and sell shares of Common Stock as forward sellers on behalf of the applicable Forward Purchasers, all on the terms and subject to the conditions set forth in this Agreement; provided that the aggregate number of shares of Common Stock sold pursuant to clauses (i) and (ii) above (including shares of Common Stock issued and sold by the Company to or through the Agents pursuant to this Agreement and any Terms Agreements (as hereinafter defined) and shares of Common Stock borrowed by any Forward Purchasers or their respective affiliates and sold through any Agents, acting as forward sellers, in connection with any Confirmations (as hereinafter defined)) shall not exceed 33,402,405 shares (the “Shares”) of Common Stock. The Company agrees that whenever it determines to sell Shares directly to an Agent as principal it will enter into a separate written Terms Agreement (each, a “Terms Agreement”), in substantially the form of Annex I hereto, with such changes therein as the parties thereto may agree, relating to such sale in accordance with Section 2(k) hereof. References herein to this “Agreement” or this “Sales Agreement” or to matters contained “herein” or “hereunder”, or words of similar import, mean this Sales Agreement, as the same may be amended or supplemented from time to time, and any applicable Terms Agreement, and references herein to the “Agents” party to any Terms Agreement mean the Agent or Agents, as the case may be, party thereto, mutatis mutandis.

The Company may also enter into one or more forward stock purchase transactions with any of the Forward Purchasers as set forth in one or more separate letter agreements, each in substantially the form attached as Annex II hereto and with such changes therein as the parties thereto may agree (each, a “Confirmation” and, collectively, the “Confirmations”). Under each Confirmation, the Company will, on the terms and subject to the conditions set forth in such Confirmation and in this Agreement, deliver and sell to the applicable Forward Purchaser or an affiliate thereof (including the Agent affiliated with such Forward Purchaser) up to the maximum number of shares of Common Stock as may be sold in accordance with this Agreement in connection with such Confirmation. In connection with any Confirmation entered into as contemplated by this Agreement, it is contemplated that the applicable Forward Purchaser or an affiliate thereof will attempt to borrow and then offer, through the applicable Agent, acting as forward seller and sales agent on behalf of such Forward Purchaser, the applicable Shares for sale on the terms and subject to the conditions set forth in this Agreement.

4

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement”, as defined under Rule 405 (“Rule 405”) under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3 (File No. 333-228157), covering the public offering and sale of certain securities of the Company, including the Shares, under the 1933 Act and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”). The “Registration Statement”, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents and information otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the 1933 Act Regulations (“Rule 430B”); provided, however, that the term “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for Shares registered under such registration statement, which time shall be considered the “new effective date” of the Registration Statement with respect to the Shares within the meaning of paragraph (f)(2) of Rule 430B of the 1933 Act Regulations (“Rule 430B(f)(2)”), including the exhibits and schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents and information otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. The base prospectus filed as part of such registration statement, as amended in the form in which it has been filed most recently with the Commission in accordance with Section 3(b) or 3(c) hereof, including the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Base Prospectus”. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement relating to the Shares in accordance with the provisions of Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”). Such prospectus supplement, as amended by any prospectus supplements thereto filed with the Commission in accordance with Section 3(b), 3(c) or 3(n) hereof, as the case may be, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Prospectus Supplement”. The Base Prospectus, as amended by the Prospectus Supplement and any applicable pricing supplements thereto, in the form the Base Prospectus, the Prospectus Supplement and any such pricing supplement are first furnished to the Agents for use in connection with the offering and sale of Shares, are collectively referred to herein as the “Prospectus”. The Base Prospectus, as amended by the Prospectus Supplement and any applicable preliminary pricing supplement (a “preliminary pricing supplement”) thereto, in the form of the Base Prospectus, the Prospectus Supplement and any such preliminary pricing supplement first furnished to any Agent or Agents for use in connection with any offering and sale of Shares, are collectively referred to herein as a “preliminary prospectus”. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means, with respect to any offer and sale of Shares, the time immediately prior to the first contract of sale for such Shares, or such other time as agreed by the Company and the applicable Agent or Agents, as the case may be.

“General Disclosure Package” means each Issuer General Use Free Writing Prospectus, if any, issued prior to the Applicable Time, the most recent Prospectus filed with the Commission in accordance with Section 3(a), 3(b), 3(c) or 3(n) hereof that is distributed to investors prior to the Applicable Time, the number of Shares and the initial offering price per Share and, with respect to any offering of Shares by any Agents as principal pursuant to a Terms Agreement, any preliminary pricing supplement or preliminary prospectus prepared by the Company in connection with the offering of such Shares, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

5

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus approved by the Agents or, in the case of a specific offer and sale of Shares, the applicable Agent or Agents, as the case may be, pursuant to Section 3(l) hereof that is furnished to the Agents or such Agents, as the case may be, for general distribution to investors, as evidenced by communications between the Company and the Agents or such Agents, as the case may be.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “described,” “disclosed,” “contained,” “included,” “made,” “stated” or “referred to” (and all other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated or deemed to be incorporated by reference in, or otherwise deemed by the 1933 Act Regulations (including, without limitation, Rule 430B of the 1933 Act Regulations) to be a part of or included in, the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the Applicable Time relating to the particular Shares; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”) or the rules and regulations promulgated thereunder (the “1934 Act Regulations”) which is incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the Applicable Time relating to the particular Shares.

All references in this Agreement to properties or improvements “owned by” or “of” the Company or any of its subsidiaries shall be deemed to mean and include all properties and improvements which are leased by the Company or any of its subsidiaries, as lessee.

Section 1. Representations and Warranties.

(a)           Representations and Warranties by the Company. The Company represents and warrants to each Agent and each Forward Purchaser at the date of this Agreement, each Representation Date (as defined in Section 3(o) hereof), each Applicable Time, each Settlement Date (as defined in Section 2(h) hereof), and each Trade Date (as defined in each Confirmation, if any) and agrees with each Agent and each Forward Purchaser, as follows:

6

(i)           Compliance of the Registration Statement, the Prospectus and Incorporated Documents. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an automatic shelf registration statement under Rule 405 and the Shares have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations (“Rule 401(g)(2)”) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and as of each deemed effective date with respect to any Agent or Agents pursuant to Rule 430B(f)(2), complied and complies in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus and Prospectus and any amendment or supplement thereto, at the time it was filed with the Commission, complied and complies in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and is identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(ii)          Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective date, as of any deemed effective date with respect to any Agent or Agents pursuant to Rule 430B(f)(2) or at any Settlement Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At each Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at any Settlement Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, at the time the Registration Statement became effective or when such documents incorporated or deemed to be incorporated by reference were or hereafter are filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

7

(iii)        Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto, including any document incorporated or deemed to be incorporated by reference therein, that has not been superseded or modified. Any offer that is a written communication relating to the Shares made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(iv)       Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the 1933 Act Regulations, (D) at the date of this Agreement and at the date of each Terms Agreement, and (E) at each Applicable Time, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405.

(v)        Company Not Ineligible Issuer. (A) At the time of filing the Registration Statement and any post-effective amendment thereto, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares, (C) at the date of this Agreement and at the date of each Terms Agreement and (D) at each Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi)      Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

8

(vii)     Financial Statements. The consolidated financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the consolidated financial position of the Company and its subsidiaries at the dates indicated and the consolidated income, stockholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; except as may otherwise be stated in the Registration Statement, the General Disclosure Package and the Prospectus, said consolidated financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The financial statements of any businesses or properties acquired or proposed to be acquired, if any, included in the Registration Statement, the General Disclosure Package or the Prospectus present fairly the information set forth therein, have been prepared in conformity with GAAP applied on a consistent basis and otherwise have been prepared in accordance with, in the case of businesses acquired or to be acquired, the applicable financial statement requirements of Rule 3-05 or, in the case of real estate operations acquired or to be acquired, Rule 3-14 of Regulation S-X. The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The historical and pro forma selected financial data, if any, and historical and pro forma summary financial information, if any, included in the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and, in the case of any such pro forma data, the pro forma financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus. The Company’s ratios of earnings to fixed charges and, if applicable, ratios of earnings to combined fixed charges and preferred stock dividends (actual and, if any, pro forma) included in the General Disclosure Package and the Prospectus have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission. Any pro forma financial statements and related notes included in the Registration Statement, the General Disclosure Package and the Prospectus fairly present in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein; and any pro forma financial information included in the Registration Statement, the General Disclosure Package and the Prospectus has been accurately and appropriately derived therefrom. All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K of the 1933 Act Regulations, to the extent applicable. The interactive data in eXtensible Business Reporting Language included in any of the documents incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

9

(viii)      No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, financial prospects or business prospects of the Company and its subsidiaries considered as one enterprise (a “Material Adverse Effect”), whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regularly scheduled dividends on any class of the Company’s preferred stock, par value $0.01 per share (“Preferred Stock”), for as long as any shares of any such class of Preferred Stock are outstanding, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its stock.

(ix)        Good Standing of the Company. The Company is a corporation duly organized and validly existing under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, any Confirmation and any Terms Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(x)        Good Standing of Subsidiaries. Except as otherwise set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company does not hold any equity interest in any corporation, limited or general partnership, limited liability company, business trust, joint venture or entity other than its subsidiaries. Each subsidiary of the Company has been duly organized and is validly existing as a partnership, limited liability company, business trust or corporation, as the case may be, in good standing under the laws of the state of its organization and has power and authority as a partnership, limited liability company, business trust or corporation, as the case may be, to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus; each such subsidiary is duly qualified as a foreign partnership, limited liability company, business trust or corporation, as the case may be, to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the General Disclosure Package and the Prospectus, all of the issued and outstanding partnership interests, limited liability company interests, business trust interests and shares of capital stock, as the case may be, of each such subsidiary have been duly authorized (if applicable) and validly issued and are fully paid and are non-assessable (except to the extent that the general partners of subsidiaries which are partnerships may be liable for the obligations of such partnerships) and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding partnership interests, limited liability company interests, business trust interests or shares of capital stock, as the case may be, of such subsidiaries were issued in violation of preemptive or other similar rights arising by operation of law, under the partnership agreement, declaration of trust or trust agreement, limited liability company agreement (or other similar agreement) or charter or bylaws, as the case may be, of any such subsidiary or under any agreement or instrument to which the Company or any such subsidiary is a party. Unless the Company shall have otherwise notified the Agents in writing, no direct or indirect subsidiary of the Company has (on an unconsolidated basis) total assets in excess of 5% of the Company’s consolidated assets or, for the fiscal quarter ended as of the date of the Company’s most recent balance sheet included or incorporated by reference in the Registration Statement and the Prospectus, had (on an unconsolidated basis) rental revenue in excess of 5% of the Company’s consolidated rental revenue for such quarter.

10

(xi)       Capitalization. The authorized stock of the Company and the issued and outstanding stock of the Company are as set forth in the line items “Preferred stock and paid in capital” (if any) and “Common stock and paid in capital” (or any similar line items) set forth in the consolidated balance sheet contained in the Company’s most recent Annual Report on Form 10-K or, if more recent, the Company’s most recent Quarterly Report on Form 10-Q (in each case as amended, if applicable) filed by the Company with the Commission (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to any Confirmations, pursuant to the Prior Agreement (as defined in Section 18 of this Agreement), pursuant to any underwritten public offerings, pursuant to employee benefit plans referred to in the General Disclosure Package and the Prospectus, pursuant to the dividend reinvestment and stock purchase plan referred to in the General Disclosure Package and the Prospectus or pursuant to the exercise of options referred to in the General Disclosure Package and the Prospectus). Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding securities convertible into or exchangeable or exercisable for shares of Common Stock or Preferred Stock other than up to 1,000,000 shares of Common Stock that may be issued upon the exchange of certain limited partnership interests in Realty Income, L.P., a Maryland limited partnership (“RI LP”).

(xii)      Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company. Each Terms Agreement, if any, will, as of the date thereof, be duly authorized, executed and delivered by the Company.

(xiii)     Authorization of Capital Stock. The shares of issued and outstanding Common Stock and any class of Preferred Stock that may be outstanding have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of Common Stock or any class of Preferred Stock that may be outstanding was issued in violation of preemptive or other similar rights arising by operation of law, under the charter or bylaws of the Company, under any agreement or instrument to which the Company or any of its subsidiaries is a party or otherwise, and the Common Stock and any class of Preferred Stock that may be outstanding conform to all statements relating thereto contained or incorporated by reference in the General Disclosure Package and the Prospectus and such statements conform to the rights set forth in the instruments defining the same.

11

(xiv)      Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or bylaws, its partnership agreement, declaration of trust or trust agreement, or its limited liability company agreement (or other similar agreement), as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound or to which any of the respective properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not have a Material Adverse Effect; and the execution, delivery and performance of this Agreement, any Confirmations and any Terms Agreements and the consummation of the transactions contemplated herein and therein (including the issuance and sale of the Shares and any Confirmation Shares (as defined below) by the Company and the use of the proceeds from the sale of the Shares and any Confirmation Shares as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, any Agreement or Instrument, except for such conflicts, breaches or defaults or liens, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any applicable law, rule, regulation, or governmental or court judgment, order, writ or decree. Neither the Company nor any of its subsidiaries is subject to any governmental or court judgment, order, writ or decree that is material with respect to the Company and its subsidiaries considered as one enterprise. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company or any of its subsidiaries.

(xv)       Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary of the Company exists or, to the best knowledge of the Company, is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s tenants, which, in either case, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

12

(xvi)      Absence of Proceedings. The Company has not received any notice of any action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, and there is no such proceeding now pending or, to the best knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus (other than as disclosed therein), or which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement, any Confirmation or any Terms Agreement or the performance by the Company of its obligations under this Agreement, any Confirmation or any Terms Agreement; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(xvii)    Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and/or filed as required.

(xviii)   Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xix)     Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under this Sales Agreement, any Confirmation or any Terms Agreement or in connection with the offering, issuance or sale of the Shares or Confirmation Shares hereunder or thereunder or the consummation of the other transactions contemplated hereby or thereby, except such as have been already made or obtained under the 1933 Act or the 1933 Act Regulations or as may be required under state securities laws.

13

(xx)      Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them and the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to possess or comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxi)     Investment Company Act. The Company is not, and upon each issuance and sale of Shares and Confirmation Shares as contemplated by this Sales Agreement, any Confirmation or any Terms Agreement, as applicable, and the application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus under “Use of Proceeds” will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(xxii)    Partnership Agreements. Each of the partnership agreements, declarations of trust or trust agreements, limited liability company agreements (or other similar agreements) and, if applicable, joint venture agreements to which the Company or any of its subsidiaries is a party has been duly authorized, executed and delivered by the Company or the relevant subsidiary, as the case may be, and constitutes the valid and binding agreement of the Company or such subsidiary, as the case may be, enforceable in accordance with its terms, except as the enforcement thereof may be limited by (A) the effect of bankruptcy, insolvency or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally or (B) the effect of general principles of equity, and the execution, delivery and performance of such agreements did not, at the time of execution and delivery, and does not constitute a breach of or default under the charter or bylaws, partnership agreement, declaration of trust or trust agreement, or limited liability company agreement (or other similar agreement), as the case may be, of the Company or any of its subsidiaries or any of the Agreements and Instruments or any law, administrative regulation or administrative or court order or decree.

14

(xxiii)    Properties. Except as otherwise disclosed in the General Disclosure Package and the Prospectus: (i) the Company and its subsidiaries have good and marketable title (either in fee simple or pursuant to a valid leasehold interest) to all properties and assets described in the General Disclosure Package and the Prospectus as being owned or leased, as the case may be, by them and to all properties reflected in the Company’s most recent consolidated financial statements included in the General Disclosure Package and the Prospectus, and neither the Company nor any of its subsidiaries has received notice of any claim that has been or may be asserted by anyone adverse to the rights of the Company or any subsidiary with respect to any such properties or assets (or any such lease) or affecting or questioning the rights of the Company or any such subsidiary to the continued ownership, lease, possession or occupancy of such property or assets, except for such claims that would not, singly or in the aggregate, have a Material Adverse Effect; (ii) all liens, charges, encumbrances, claims or restrictions on or affecting the properties and assets of the Company or any of its subsidiaries which are required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus are disclosed therein, and all such liens, charges, encumbrances, claims or restrictions which are not disclosed in the General Disclosure Package and the Prospectus could not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect; (iii) no person or entity, including, without limitation, any tenant under any of the leases pursuant to which the Company or any of its subsidiaries leases (as lessor) any of its properties (whether directly or indirectly through other partnerships, limited liability companies, business trusts, joint ventures or otherwise) has an option or right of first refusal or any other right to purchase any of such properties, except for such options, rights of first refusal or other rights to purchase which, individually or in the aggregate, are not material with respect to the Company and its subsidiaries considered as one enterprise; (iv) each of the properties of the Company or any of its subsidiaries has access to public rights of way, either directly or through insured easements, except where the failure to have such access would not, singly or in the aggregate, have a Material Adverse Effect; (v) each of the properties of the Company or any of its subsidiaries is served by all public utilities necessary for the current operations on such property in sufficient quantities for such operations, except where the failure to have such public utilities would not, singly or in the aggregate, have a Material Adverse Effect; (vi) each of the properties of the Company or any of its subsidiaries complies with all applicable codes and zoning and subdivision laws and regulations, except for such failures to comply which would not, either individually or in the aggregate, have a Material Adverse Effect; (vii) all of the leases under which the Company or any of its subsidiaries holds or uses any real property or improvements or any equipment relating to such real property or improvements are in full force and effect, except where the failure to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries is in default in the payment of any amounts due under any such leases or in any other default thereunder and the Company knows of no event which, with the passage of time or the giving of notice or both, would constitute a default under any such lease, except such defaults that would not, individually or in the aggregate, have a Material Adverse Effect; (viii) there is no pending or, to the best knowledge of the Company, threatened condemnation, zoning change, or other proceeding or action that could in any manner affect the size of, use of, improvements on, construction on or access to the properties of the Company or any of its subsidiaries, except such proceedings or actions that, either singly or in the aggregate, would not have a Material Adverse Effect; and (ix) neither the Company nor any of its subsidiaries nor any lessee of any of the real property or improvements of the Company or any of its subsidiaries is in default in the payment of any amounts due or in any other default under any of the leases pursuant to which the Company or any of its subsidiaries leases (as lessor) any of its real property or improvements (whether directly or indirectly through partnerships, limited liability companies, joint ventures or otherwise), and the Company knows of no event which, with the passage of time or the giving of notice or both, would constitute such a default under any of such leases, except such defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

15

(xxiv)     Insurance. With such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its subsidiaries have title insurance on all real property and improvements described in the General Disclosure Package and the Prospectus as being owned or leased under a ground lease, as the case may be, by them and to all real property and improvements reflected in the Company’s most recent consolidated financial statements included in the General Disclosure Package and the Prospectus in an amount at least equal to the original cost of acquisition and the Company and its subsidiaries are entitled to all benefits of the insured thereunder, and each such property is insured by extended coverage hazard and casualty insurance in amounts and on such terms as are customarily carried by lessors of properties similar to those owned by the Company and its subsidiaries (in the markets in which the Company’s and subsidiaries’ respective properties are located), and the Company and its subsidiaries carry comprehensive general liability insurance and such other insurance as is customarily carried by lessors of properties similar to those owned by the Company and its subsidiaries in amounts and on such terms as are customarily carried by lessors of properties similar to those owned by the Company and its subsidiaries (in the markets in which the Company’s and its subsidiaries’ respective properties are located) and the Company or one of its subsidiaries is named as an additional insured on all policies required under the leases for such properties.

(xxv)       Environmental Matters. Except as otherwise disclosed in the General Disclosure Package and the Prospectus: (i) all real property and improvements owned or leased by the Company or any of its subsidiaries, including, without limitation, the Environment (as defined below) associated with such real property and improvements, is free of any Contaminant (as defined below), except such Contaminants which, individually or in the aggregate, would not have a Material Adverse Effect; (ii) neither the Company, nor any of its subsidiaries has caused or suffered to exist or occur any Release (as defined below) of any Contaminant into the Environment or any other condition that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or could result in any violation of any Environmental Laws (as defined below) or constitute a health, safety or environmental hazard to any person or property except for such violations or hazards that could not reasonably be expected to have a Material Adverse Effect; (iii) neither the Company nor any of its subsidiaries is aware of any notice from any governmental body claiming any violation of any Environmental Laws or requiring or calling attention to the need for any work, repairs, construction, alterations, removal or remedial action or installation on or in connection with such real property or improvements, whether in connection with the presence of asbestos-containing materials in such properties or otherwise, except for such violations, work, repairs, construction, alterations, removal or remedial actions or installations as would not, individually or in the aggregate, have a Material Adverse Effect; (iv) any such work, repairs, construction, alterations, removal or remedial action or installation, if required, would not result in the incurrence of liabilities, which, individually or in the aggregate, would have a Material Adverse Effect; (v) neither the Company nor any of its subsidiaries has caused or suffered to exist or occur any condition on any of the properties or improvements of the Company or any of its subsidiaries that could give rise to the imposition of any Lien (as defined below) under any Environmental Laws, except such Liens which, individually or in the aggregate, would not have a Material Adverse Effect; and (vi)  no real property or improvements owned or leased by the Company or any of its subsidiaries is being used or has been used for manufacturing or for any other operations that involve or involved the use, handling, transportation, storage, treatment or disposal of any Contaminant, where such operations require or required permits or are or were otherwise regulated pursuant to the Environmental Laws and where such permits have not been or were not obtained or such regulations are not being or were not complied with, except in all instances where any failure to obtain a permit or comply with any regulation could not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect. “Contaminant” means any pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, lead, pesticides or radioactive materials or any constituent of any such substance or waste, including any such substance identified or regulated under any Environmental Law. “Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq., the Clean Air Act, 42 U.S.C. 7401, et seq., the Clean Water Act, 33 U.S.C. 1251, et seq., the Toxic Substances Control Act, 15 U.S.C. 2601, et seq., the Occupational Safety and Health Act, 29 U.S.C. 651, et seq., and all other federal, state and local laws, ordinances, regulations, rules, orders, decisions, permits, and the like, which are directed at the protection of human health or the Environment. “Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset. “Environment” means any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor air. “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Contaminant into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks or other receptacles containing or previously containing any Contaminant or any release, emission or discharge as those terms are defined or used in any Environmental Law.

16

(xxvi)     Qualification as a Real Estate Investment Trust. The Company was and is organized in conformity with the requirements for qualification and taxation as a “real estate investment trust” (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”); the Company at all times has met and continues to meet all the requirements of the Code for qualification and taxation as a REIT; the Company’s method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code; and the Company is qualified as a REIT under the Code and will be so qualified for each taxable year, in each case unless the Company’s board of directors determines that it is no longer in the best interests of the Company to continue to be qualified as a REIT and such determination is approved by the affirmative vote of the Company’s shareholders as set forth in the Company’s charter.

17

(xxvii)    Registration Rights. There are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or included in the offerings contemplated by this Sales Agreement or any Terms Agreement or sold pursuant to any Confirmation. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no persons with registration or other similar rights to have any securities registered by the Company under the 1933 Act, other than registration rights granted pursuant to various registration rights agreements by and among the Company and each of the persons and entities made a party thereto covering up to 1,000,000 shares of Common Stock that may be issued in exchange of certain limited partnership interests in RI LP.

(xxviii)   Shares. The Shares have been duly authorized by the Company for issuance and sale to and through the Agents pursuant to this Agreement and, if applicable, any Terms Agreement and, when issued and delivered by the Company pursuant to this Agreement and, if applicable, such Terms Agreement against payment of the purchase price therefor specified in, or determined in accordance with, this Agreement and, if applicable, such Terms Agreement, will be validly issued, fully paid and non-assessable; the Shares conform and will conform to the statements relating thereto contained in the General Disclosure Package and the Prospectus and such statements conform and will conform to the rights set forth in the instruments defining the same; and the issuance, sale and delivery of the Shares is not subject to preemptive or other similar rights arising by operation of law, under the charter or bylaws of the Company, under any agreement or instrument to which the Company or any of its subsidiaries is a party or otherwise.

(xxix)      Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Shares.

(xxx)       No Unlawful Payments. Neither the Company nor any of its subsidiaries nor any director, officer, or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

18

(xxxi)     Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxii)     No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Company, any agent, or affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Crimea, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the sale of any Shares or Confirmation Shares under this Agreement, any Confirmation or any Terms Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past 5 years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country, Burma (Myanmar) or Sudan.

19

(xxxiii)   Sarbanes-Oxley. The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the 1934 Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the 1934 Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s chief executive officer and its chief financial officer by others within those entities, such disclosure controls and procedures are effective to perform the functions for which they were established, and such disclosure controls and procedures are designed to provide reasonable assurance that the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto; the Company’s independent auditors and the audit committee of the board of directors of the Company have been advised of (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all material weaknesses, if any, in internal controls have been identified to the Company’s independent auditors; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officer (or equivalent) and principal financial officer (or equivalent) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct; and the Company, its subsidiaries and the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the New York Stock Exchange promulgated thereunder.

(xxxiv) Lending Relationship. Except as disclosed in the General Disclosure Package and the Prospectus, the Company (A) does not have any material lending or other relationship with any of the Agents or Forward Purchasers or any of their respective affiliates and (B) does not intend to use any of the proceeds from the sale of any Shares or Confirmation Shares to repay any outstanding debt owed to or held by any Agent or Forward Purchaser or any of their respective affiliates.

(xxxv)   No Commissions. Neither the Company nor any of its subsidiaries are a party to any contract, agreement or understanding with any person (other than as contemplated by this Sales Agreement, any Confirmation or any Terms Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Agents or Forward Purchasers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of any Shares or the sale of any Confirmation Shares.

20

(xxxvi) Actively-Traded Security. The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the 1934 Act by subsection (c)(1) of such rule.

(xxxvii)  Confirmations. On the date of each Confirmation, such Confirmation will have been duly authorized, executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability and except that rights to indemnity thereunder may be limited by applicable law and public policy; and the description of each Confirmation set forth in the General Disclosure Package, the Prospectus and any Issuer Free Writing Prospectus, if any, is and will be true, correct and complete in all material respects.

(xxxviii) Confirmation Shares. Any shares of Common Stock to be issued and delivered by the Company pursuant to any Confirmations (“Confirmation Shares”) have been duly authorized by the Company for issuance and sale to the applicable Forward Purchasers or any of their respective affiliates pursuant to such Confirmations and, when issued and delivered by the Company in accordance with such Confirmations upon payment of any consideration required by such Confirmations, will be validly issued, fully paid and non-assessable; the Confirmation Shares conform and will conform to the statements relating thereto contained in the General Disclosure Package and the Prospectus and such statements conform and will conform to the rights set forth in the instruments defining the same; and the issuance, sale and delivery of the Confirmation Shares is not subject to preemptive or other similar rights to arising by operation of law, under the charter or bylaws of the Company, under any agreements or instrument to which the Company or any of its subsidiaries is a party or otherwise. The issuance, sale and delivery by the Company of Confirmation Shares to a Forward Purchaser pursuant to any Confirmation in accordance with the terms thereof and the delivery by such Forward Purchaser or any of its affiliates of such Confirmation Shares, during the term of and at any settlement of such Confirmation, to close out open borrowings of Common Stock created in the course of the hedging activities by such Forward Purchaser or any of its affiliates relating to such Forward Purchaser’s exposure under such Confirmation, do not and will not require registration under the 1933 Act.

(xxxix) Listing. Prior to the earlier of (a) the first time that any Shares are offered for sale pursuant to this Agreement and (b) the first date on which the Company shall enter into a Terms Agreement with any Agent or Agents or a Confirmation with any Forward Purchaser, the Shares and Confirmation Shares will have been approved for listing on the New York Stock Exchange (the “NYSE”), subject only to official notice of issuance.

(xl)      Reservation of Shares and Confirmation Shares. The Company has reserved and has available, and will reserve and keep available at all times, free of preemptive rights, the maximum number of authorized and unissued shares of Common Stock necessary to satisfy the Company’s obligations to issue Shares and Confirmation Shares pursuant to this Agreement, any Confirmations and any Terms Agreements.

21

(xli)      Cybersecurity. With such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect: (A) there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company or its subsidiaries information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, "IT Systems and Data"); (B) neither the Company nor its subsidiaries has been notified of, and has no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (C) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain, monitor and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(b)          Officer’s Certificates. Any certificate signed by any officer of the Company and delivered to any Agent or Agents or to any Forward Purchaser or Forward Purchasers, or to the counsel for the Agents or the Forward Purchasers, shall be deemed a representation and warranty by the Company to each of the Agents and Forward Purchasers as to the matters covered thereby, except that any such certificate delivered in connection with the sale of Shares pursuant to a Terms Agreement shall be a representation and warranty by the Company to the Agents party to such Terms Agreement and any such certificate delivered in connection with a Confirmation shall be deemed a representation and warranty by the Company to the Forward Purchaser party to such Confirmation and the related Agent.

Section 2. Sale and Delivery of Shares.

(a)         Subject to the terms and conditions set forth herein, the Company may, in its sole discretion, (I) in connection with any offer or sale of Shares by the Company to any Agent, acting as sales agent for the Company, or directly to any Agent or Agents, acting as principal, offer and sell such Shares on the terms and subject to conditions set forth in this Agreement and, in the case of a sale of Shares to any Agent or Agents as principal, the applicable Terms Agreement and (II) if the Company enters into a Confirmation with any Forward Purchaser, then, in consultation with such Forward Purchaser and the applicable Agent (which shall be either the same entity as such Forward Purchaser or an affiliate of such Forward Purchaser), instruct such Agent, acting as forward seller on behalf of such Forward Purchaser, to offer and sell the Shares borrowed by such Forward Purchaser or an affiliate thereof from third parties as contemplated by such Confirmation, on the terms and subject to the conditions set forth in this Agreement and such Confirmation. Sales of Shares, if any, as contemplated by this Agreement, made through the Agents, as sales agents of the Company or as forward sellers on behalf of the related Forward Purchasers, will be made by means of ordinary brokers’ transactions on the NYSE or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, by privately negotiated transactions (including block sales) or by any other methods permitted by applicable law. Sales of Shares, if any, purchased by an Agent as principal from the Company will be made as provided in the applicable Terms Agreement and the applicable preliminary pricing supplement, if any, and the applicable pricing supplement prepared in connection with the offering of those Shares, all as further provided in Section 2(k) and 3(a) below. For the avoidance of doubt, this Section 2 shall not apply to sales solely to employees or security holders of the Company or its subsidiaries, or to a trustee or other person acquiring shares of Common Stock for the accounts of such persons, in each case in which any Agent is acting for the Company in a capacity other than as sales agent for the Company or principal under this Agreement.

22

(b)          The Shares to be sold through any Agent, acting as sales agent on behalf of the Company or as forward seller, may be sold on any day (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time) (each, a “Trading Day”) on which (i) the Company has elected to instruct and has instructed such Agent to make such sales and (ii) the Company has satisfied its covenants and conditions specified in Sections 4 and 5 hereof. Such instructions shall specify whether the applicable Shares will be borrowed by a Forward Purchaser or an affiliate thereof and sold through the applicable Agent, as forward seller, in connection with hedging a forward stock transaction pursuant to a Confirmation as contemplated by clause (II) of Section 2(a) above. On any Trading Day, the Company may instruct only one Agent, as sales agent for the Company or as forward seller on behalf of a Forward Purchaser, to offer or sell Shares, and, if it determines to do so, shall instruct the applicable Agent by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by such Agent) as to the maximum number of Shares to be sold on such Trading Day and the minimum price per Share at which such Shares may be sold (each, a “Sale Instruction”). Subject to the terms and conditions specified herein (including, without limitation, the accuracy of the representations and warranties of the Company and the performance by the Company of its covenants and other obligations contained herein and the satisfaction of the additional conditions specified in Section 5 hereof) and to the acceptance of such Sale Instruction by the applicable Agent, such Agent shall use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell, as sales agent for the Company or as forward seller for the applicable Forward Purchaser, as the case may be, all of the Shares so designated by the Company in accordance with such Sale Instruction on the terms and subject to the conditions set forth in this Agreement. On any Trading Day, the Company shall give at least one business day’s prior written notice by telecopy or email to the Agents and the Forward Purchasers as to any change of the Agent through whom sales of Shares as sales agent for the Company or forward seller on behalf of any Forward Purchaser will be made; provided that, in the case of the sale of Shares on behalf of a Forward Purchaser, only the Agent affiliated with such Forward Purchaser may sell such Shares as forward seller on behalf of such Forward Purchaser. The parties hereto, severally and not jointly, each acknowledge and agree that (A) there can be no assurance that any Agent (whether acting as sales agent on behalf of the Company or as forward seller for any Forward Purchasers) will be successful in selling any Shares or that any Forward Purchaser or any of its affiliates will be successful in borrowing any Shares or selling any Shares through the applicable Agent, as forward seller, (B) no Agent or Forward Purchaser or any of their respective affiliates will incur any liability or obligation to the Company if any Agent fails to sell Shares (whether acting as sales agent on behalf of the Company or as forward seller on behalf of any Forward Purchaser) other than any liability that an Agent may incur as a result of the failure by such Agent to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell such Shares as required by this Agreement and (C) no Agent, Forward Purchaser or any of their respective affiliates shall incur any liability or obligation for any failure by any Forward Purchaser or any of its affiliates to borrow, offer or sell any Shares as a result of any of the circumstances specified in clauses (i) or (ii) of Section 2(l).

23

(c)        The Company or the Agent through whom the sale of Shares are to be made, whether as sales agent on behalf of the Company or forward seller on behalf of a Forward Purchaser, on any Trading Day may, upon notice to the other party and, if such Agent is acting as forward seller on behalf of a Forward Purchaser, such Forward Purchaser by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by the receiving party), immediately suspend the offering of Shares through such Agent, whether as sales agent on behalf of the Company or forward seller on behalf of a Forward Purchaser, for any reason and at any time; provided, however, that such suspension shall not affect or impair the respective obligations of the Company, such Agent or, in the case of Shares being sold on behalf of a Forward Purchaser, such Forward Purchaser with respect to the Shares sold, or with respect to Shares that an investor has agreed to purchase, hereunder prior to the giving of such notice.

(d)        The gross sales price of any Shares sold pursuant to this Agreement by any Agent acting as sales agent of the Company or as forward seller on behalf of a Forward Purchaser shall be equal to, in the discretion of such Agent but subject to the specific instructions of the Company and, if such Agent is acting as forward seller on behalf of a Forward Purchaser, such Forward Purchaser, the market price prevailing at the time of sale for the Shares sold by such Agent on the NYSE or otherwise, prices related to prevailing market prices or negotiated prices, or as otherwise agreed upon by such Agent, the Company and, in the case of Shares being sold on behalf of a Forward Purchaser, such Forward Purchaser from time to time. The compensation payable to an Agent for sales of Shares with respect to which such Agent acts as sales agent for the Company or as forward seller on behalf of a Forward Purchaser shall be at a rate agreed upon by the Company, such Agent and, in the case of Shares being sold on behalf of a Forward Purchaser, such Forward Purchaser, not to exceed (except as provided below) 2.0% of the gross sales price for such Shares and the exact amount shall be agreed at each time the Company provides a Sale Instruction. The remaining proceeds, after deducting the applicable Agent’s compensation described in the preceding sentence and after further deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company or the applicable Forward Purchaser, as the case may be, for such sales (the “Net Proceeds”). The applicable Agent shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be made (other than the deduction of compensation payable to such Agent). Notwithstanding the foregoing, in the event the Company and an Agent, acting as sales agent on behalf of the Company or as forward seller on behalf of a Forward Purchaser, agree to a sale of Shares other than through ordinary brokers’ transactions using sales efforts and methods that may constitute “distributions” within the meaning of Rule 100 of Regulation M under the 1934 Act, such Agent shall not be obligated to offer or sell any such Shares until the Company, such Agent and, in the case of Shares being sold on behalf of a Forward Purchaser, such Forward Purchaser agree to compensation for such Agent that is customary with respect to transactions of such nature and size and which may exceed 2.0% of the gross sales price.

24

(e)        The applicable Agent shall provide written confirmation to the Company following the close of trading on the NYSE on each Trading Day on which Shares are sold through such Agent, whether acting as sales agent for the Company or as forward seller on behalf of a Forward Purchaser, under this Agreement. Each such confirmation shall set forth the number of Shares sold on such day, the aggregate gross sales price of the Shares, the aggregate Net Proceeds to the Company or the applicable Forward Purchaser, as the case may be, and the aggregate compensation payable by the Company to such Agent with respect to such sales.

(f)        Under no circumstances shall the aggregate gross sales price or number, as the case may be, of Shares offered or sold pursuant to this Agreement, or which are the subject of Sale Instructions to an Agent, as sales agent for the Company or as forward seller on behalf of the Forward Purchaser, pursuant to Section 2(b) hereof or any Terms Agreement, exceed the aggregate gross sales price or number, as the case may be, of Shares (i) referred to in the second paragraph of this Agreement, as reduced by prior sales of Shares under this Agreement, (ii) available for sale under the Registration Statement, (iii) duly authorized from time to time to be issued and sold under this Agreement by the Company or (iv) listed or approved for listing on the NYSE, and, in each case referred to in clause (ii) and (iii), notified by the Company to the Agents and the Forward Purchasers, in writing. In addition, under no circumstances shall any Shares with respect to which any Agent acts as sales agent for the Company or as forward seller on behalf of any Forward Purchaser be offered or sold, or be the subject of a Sale Instruction to such Agent pursuant to Section 2(b) hereof, at a price lower than the minimum price therefor duly authorized from time to time by the Company and notified to such Agent and any affiliated Forward Purchaser in writing, and the Company shall not enter into any Confirmation with respect to a number of Confirmation Shares in excess of the number of Confirmation Shares duly authorized, reserved and available from time to time for issuance and sale under such Confirmation or listed or approved for listing on the NYSE. Compliance with the restrictions set forth above in this paragraph (f) shall be the responsibility of the Company and none of the Agents or Forward Purchasers or any of their respective affiliates shall have any responsibility for maintaining records with respect to the Shares available for issuance or sale under the Registration Statement, this Agreement or any Terms Agreement, the number of Confirmation Shares available for issuance or sale under any Confirmations or the number of Shares or Confirmation Shares listed or approved for listing on the NYSE, or for determining the aggregate gross sales price, number or minimum price of Shares duly authorized by the Company, or for compliance with any of the other restrictions set forth above in this paragraph (f).

(g)        If any party hereto has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act are not satisfied with respect to the Company or the Shares, such party shall promptly notify the other parties hereto and offers and sales of Shares through the Agents, whether acting as sales agents for the Company or as forward sellers on behalf of any Forward Purchasers, under this Agreement shall be suspended until that or another exemptive provision has been satisfied in the judgment of the parties hereto.

25

(h)        Settlement for sales of Shares will occur on the second business day that is also a Trading Day following the Trading Day on which the applicable sales are made, unless another date shall be agreed to in writing by the Company and the applicable Agent or Agents, as the case may be (each such day, a “Settlement Date”). On each Settlement Date for the sale of Shares through an Agent as sales agent for the Company or as forward seller for a Forward Purchaser, such Shares shall be delivered by the Company or such Forward Purchaser, as the case may be, to such Agent in book-entry form to such Agent’s account at The Depository Trust Company against payment by such Agent, in same day funds delivered to an account designated by the Company or such Forward Purchaser, as the case may be (which account shall be designated by the Company or such Forward Purchaser, as the case may be, by notice delivered to such Agent no later than the Trading Day immediately preceding such Settlement Date), of the (i) Net Proceeds from the sale of such Shares or (ii) if agreed upon by the Company or such Forward Purchaser, as applicable, and the applicable Agent, the aggregate gross sales price from the sale of such Shares, provided, however, that notwithstanding the foregoing, settlement for any Option Securities (as defined in Annex I hereto) that are to be purchased by an Agent or Agents pursuant to any Terms Agreement will occur on the date or dates specified pursuant to such Terms Agreement. If the Company shall default on its obligation to deliver Shares to an Agent as sales agent on any Settlement Date, the Company shall (i) indemnify and hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay such Agent any commission to which it would otherwise be entitled absent such default. In the event the Company or the applicable Forward Purchaser, as the case may be, and the Agent have mutually agreed to the delivery of aggregate gross sales price of any Shares on the applicable Settlement Date, the compensation payable to such Agent and any further deductions from such aggregate gross sales price as contemplated by Section 2(d) above shall be set forth and invoiced in a periodic statement from the Agent to the Company or such Forward Purchaser, as the case may be, payment to be made by the Company or such Forward Purchaser, as the case may be, promptly after its receipt of such statement.

(i)        Notwithstanding any other provision of this Agreement, the Company shall not offer or sell, or instruct an Agent, whether acting as sales agent for the Company or as forward seller on behalf of a Forward Purchaser, to offer or sell, any Shares (and, by notice to the Agents and the Forward Purchasers given by telephone (confirmed promptly by telecopy or email), shall cancel any instructions for any such offer or sale of any Shares prior to the commencement of the periods referenced below), and the Agents shall not be obligated to make any such offer or sale of Shares, and the Company shall not enter into any Terms Agreement or Confirmation, (i) during any period in which the Company is, or could reasonably be deemed to be, in possession of material non-public information or (ii) except as provided in Section 2(j) hereof, at any time during the period commencing on the fifth business day prior to the time the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

26

(j)        Notwithstanding clause (ii) of Section 2(i) hereof, if the Company wishes to offer or sell Shares to or through any of the Agents or to have Shares sold by any Forward Purchaser through the related Agent, acting as forward seller on behalf of such Forward Purchaser or enter into a Terms Agreement or Confirmation, at any time during the period from and including the date of an Earnings Announcement through and including the corresponding Filing Time, the Company shall first (i) prepare and deliver to such Agent and, in the case of any proposed offer or sale through such Agent acting as forward seller, the applicable Forward Purchaser (with a copy to counsel for the Agents and the Forward Purchasers) a Current Report on Form 8-K that includes substantially the same financial and related information (together with management’s discussion and analysis thereof) that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to such Agent and, if applicable, Forward Purchaser, and, prior to its filing, obtain the written consent (which may be by email) of such Agent and, if applicable, Forward Purchaser to such filing, (ii) provide such Agent and, if applicable, Forward Purchaser with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 3(o), (p), (q) and, if applicable, (w) (which accountants’ letter shall cover, among other things, the financial information and any financial statements in such Earnings 8-K), respectively, hereof, each in form and substance satisfactory to such Agent and, if applicable, Forward Purchaser, (iii) afford such Agent and, if applicable, Forward Purchaser the opportunity to conduct a due diligence review in accordance with Section 3(s) hereof prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 2(j) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Section 3(o), (p), (q) and, if applicable, (w), respectively, hereof, and (B) this Section 2(j) shall in no way affect or limit the operation of clause (i) of Section 2(i) hereof, which shall have independent application.

(k)        The Agents shall not have any obligation to purchase Shares as principal, whether from the Company or otherwise, unless the Company and the applicable Agent or Agents agree as set forth below. Shares purchased from the Company by the applicable Agent or Agents, individually or in a syndicate, as principal shall be made in accordance with terms agreed upon between such Agent or Agents, as applicable, and the Company as evidenced by a Terms Agreement. The applicable Agent’s or Agents’ commitment to purchase Shares from the Company as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Company, and performance by the Company of its covenants and other obligations, herein contained and shall be subject to the terms and conditions herein and therein set forth. At the time of each Terms Agreement, the applicable Agent or Agents shall specify the requirements, if any, for the officers’ certificate, opinions and letters of counsel and accountants’ letter pursuant to Section 3(o), (p), (q) and, if applicable, (w), respectively, hereof. In the event of a conflict between the terms of this Agreement and a Terms Agreement, the terms of such Terms Agreement shall control. As provided in Section 3(a) hereof, the Company will, to the extent required by applicable law or requested by any of the Agents party to a Terms Agreement, in connection with any such Terms Agreement prepare and file with the Commission, subject to Section 3(c) hereof, a pricing supplement and, if requested by any of the Agents party to such Terms Agreement, a preliminary pricing supplement with respect to the offer and sale of Shares covered by such Terms Agreement and shall provide copies thereof to such Agent or Agents for use in connection with the offering of Shares pursuant to such Terms Agreement.

27

(l)        If the Company enters into a Confirmation with a Forward Purchaser, then, as set forth in such Confirmation and notwithstanding anything herein to the contrary, in the event that either (i) such Forward Purchaser or an affiliate thereof is unable to borrow and deliver any Shares for sale under this Agreement pursuant to the terms of such Confirmation, or (ii) in the commercially reasonable judgment of such Forward Purchaser, it is either impracticable to do so or such Forward Purchaser or an affiliate thereof would incur a stock loan cost that is equal to or greater than 200 basis points per annum to do so, then the applicable Agent, as forward seller, shall be obligated to use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell only the aggregate number of Shares that such Forward Purchaser or an affiliate thereof is able to, and that in the commercially reasonable judgment of such Forward Purchaser it is practicable to, so borrow below such cost. For the avoidance of doubt, the obligations of any Agent or any Forward Purchaser or affiliate thereof hereunder with respect to the borrowing of or offer or sale of any Shares in connection with a forward stock purchase transaction shall be subject to the related Confirmation being effective and not having been terminated. In the event of a conflict between the terms of this Agreement and Confirmation, the terms of such Confirmation shall control.

(m)        The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares by or on behalf of the Company or any Forward Purchaser pursuant to this Agreement or any Terms Agreement shall be effected by or through only one of the Agents on any given day (whether acting as sales agent, forward seller or principal) and the Company shall in no event request that more than one Agent offer or sell Shares (whether acting as sales agent, forward seller or principal) on the same day; provided that the foregoing shall not prohibit the Company from entering into a Terms Agreement with two or more Agents providing for such Agents, each acting severally as principal, to offer and sell the Shares set forth in such Terms Agreement or prohibit or limit in any respect the offer or sale of Shares purchased by any Agent, as principal, from the Company pursuant to a Terms Agreement.

28

Section 3. Covenants. The Company agrees with each Agent and each Forward Purchaser as follows:

(a)        Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b) and 3(c) hereof, will comply with the requirements of Rule 430B, and will notify the Agents and the Forward Purchasers as soon as reasonably possible, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Shares shall become effective or any amendment or supplement to any preliminary prospectus or the Prospectus shall have been filed (other than an amendment or supplement providing solely for the determination of the terms of an offering of securities unless related to an offering of Shares, as to which the Company will only be obligated to notify the applicable Agents and, if applicable, Forward Purchasers), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, including any document incorporated or deemed to be incorporated by reference therein or otherwise deemed to be part of or included in any of the foregoing (including, without limitation, pursuant to Rule 430B), or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or such new registration statement or any notice of objection to the use of the Registration Statement or any post-effective amendment thereto or any such new registration statement pursuant to Rule 401(g)(2) or of the issuance of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of any Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement or any such new registration statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with any offering of Shares. In connection with a Terms Agreement, the Company will prepare and file with the Commission, subject to Section 3(c) hereof, a pricing supplement and, if requested by the Agent or any of the Agents, as the case may be, party to such Terms Agreement, a preliminary pricing supplement with respect to the offer and sale of Shares covered by such Terms Agreement. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and, if applicable, will take such steps as it deems necessary to ascertain promptly whether any preliminary or final prospectus, prospectus supplement or pricing supplement transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such document. The Company will make reasonable efforts to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof as soon as reasonably possible. In the event of any issuance of a notice of objection by the Commission, the Company shall take all necessary action to permit offers and sales of Shares by or through the Agents, including, without limitation, amending the Registration Statement or filing a new shelf registration statement relating thereto. The Company shall pay the required Commission filing fees relating to the Shares prior to the time the initial Prospectus Supplement is filed with the Commission or the time any subsequent Prospectus Supplement that increases the gross offering price or number of Shares that may offered and sold under this Agreement from that referenced in the immediately preceding Prospectus Supplement filed with the Commission.

29

(b)        Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of sales of Shares and Confirmation Shares as contemplated in this Sales Agreement, the Confirmations and each Terms Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agents or the Forward Purchasers or counsel to the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, including, without limitation, the filing of any document incorporated or deemed to be incorporated by reference therein, in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly (A) give the Agents and the Forward Purchasers or, in the case of an offer and sale of Shares to any Agents as principal, such Agents written notice of such event or condition, (B) prepare any amendment or supplement or new registration statement relating to the Shares as may be necessary to correct such statement or omission or to comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Agents and the Forward Purchasers or such Agents, as the case may be, with copies of any such amendment or supplement or new registration statement and (C) file with the Commission any such amendment or supplement or new registration statement relating to the Shares and use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective by the Commission as soon as practicable if the Company is no longer eligible to file an automatic shelf registration statement; provided, however, that the Company shall not file or use any such amendment or supplement or new registration statement to which any of the Agents or Forward Purchasers or any Agents party to a Terms Agreement, as the case may be, or counsel for the Agents or Forward Purchasers shall reasonably object.

(c)        Filing or Use of Amendments and Supplements. The Company will give the Agents and the Forward Purchasers or, in the case of an offer and sale of Shares to the applicable Agents as principal, such Agents written notice (which may be by email) of its intention to file or use (i) any amendment to the Registration Statement or new registration statement relating to the Shares or any amendment or supplement to the General Disclosure Package or the Prospectus (other than an amendment or supplement thereto relating solely to the offering of securities unless related to an offering of Shares), whether pursuant to the 1933 Act, the 1934 Act or otherwise, (ii) any new Prospectus Supplement that includes information in addition to the information referred to in Section 3(n) hereof (iii) any preliminary pricing supplement relating to an offering of Shares covered by a Terms Agreement or (iv) any pricing supplement disclosing the offer and sale of Shares covered by a Terms Agreement, will furnish the Agents and the Forward Purchasers or such Agents, as the case may be, with copies of any such document a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which any Agent or Forward Purchaser or any such Agent, as the case may be, or counsel for the Agents or the Forward Purchasers shall reasonably object.

(d)        Delivery of Registration Statements. The Company has furnished or will deliver to the Agents and the Forward Purchasers and counsel for the Agents and the Forward Purchasers, without charge, as many signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as any Agent or any Forward Purchaser or counsel for the Agents and the Forward Purchasers may reasonably request in writing (which may be by email). The signed copies of the Registration Statement and each amendment thereto furnished to the Agents and the Forward Purchasers and counsel for the Agents and the Forward Purchasers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, if any, except to the extent permitted by Regulation S-T.

30

(e)        Delivery of Prospectuses. The Company will furnish to the Agents and the Forward Purchasers or, in the case of an offer and sale of Shares to any Agents as principal, such Agents, without charge, upon execution of this Agreement and thereafter during the period in which a prospectus is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with any offer or sale of Shares, such number of copies of any preliminary prospectus and the Prospectus (as amended or supplemented) as any Agent or Forward Purchaser or any such Agent, as the case may be, may reasonably request. The Company will also furnish, upon request of any Agent or Forward Purchaser or any such Agent, as the case may be, copies of any preliminary prospectus and the Prospectus (as amended or supplemented) to each exchange or market on which sales of Shares were made as may be required by the rules and regulations of such exchange or market. Each preliminary prospectus, if any, and the Prospectus and any amendments or supplements thereto furnished in accordance with this Section will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)        Reporting Requirements. The Company, during the period in which a prospectus is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered in connection with any offer or sale of Shares, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods prescribed by, and meeting the requirements of, the 1934 Act and the 1934 Act Regulations. Additionally, the Company shall report the use of the net proceeds from the sale of any Shares and any Confirmation Shares as may be required under the 1933 Act and the 1933 Act Regulations, including, if applicable, Rule 463 of the 1933 Act Regulations.

(g)        Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Agents and the Forward Purchasers (or, in the case of an offer and sale of Shares to the applicable Agents as principal, such Agents) to qualify the Shares and Confirmation Shares for offering and sale under the applicable securities laws of such states and other jurisdictions as any Agent or Forward Purchaser or any such Agent, as the case may be, may, from time to time, designate and to maintain such qualifications in effect so long as required to complete the sale of the Shares contemplated by this Agreement or the sale and delivery of any Confirmation Shares pursuant to any Confirmation; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h)        Earnings Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Agents and the Forward Purchasers the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

31

(i)        Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Shares pursuant to this Agreement and the sale of any Confirmation Shares pursuant to any Confirmations in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(j)        Listing. The Company will use its best efforts to effect and maintain the listing of the Shares and Confirmation Shares on, and satisfy the requirements of, the NYSE.

(k)        Notice of Certain Actions. During each period commencing on and including the date of each Sale Instruction and ending after the close of business on the Settlement Date for the related transaction, the Company will not, without giving the Agents and the Forward Purchasers at least three business days’ prior written notice, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether any such swap, agreement or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock, other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares sold hereunder or any Confirmation Shares sold or delivered pursuant to any Confirmation, (B) any shares of Common Stock issued by the Company upon the exercise of an option outstanding on the date hereof referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (E) any shares of Common Stock offered and sold pursuant to a dividend reinvestment and stock purchase plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (F) any shares of Common Stock which may be issued by the Company to acquire other businesses or in connection with the Company’s entering into joint ventures or similar arrangements, or any limited partnership interests which may be issued by any subsidiary of the Company that is a limited partnership to acquire properties, in each case so long as those shares or limited partnership interests, as applicable, are issued directly to the stockholders or other owners of those businesses or properties or to the other equity owners of such joint ventures or similar arrangements, as the case may be, (G) any shares of Common Stock issued by the Company in accordance with the terms of the limited partnership agreement of any subsidiary of the Company that is a limited partnership upon the exchange of limited partnership interests in such limited partnership that are outstanding on the date hereof or that are issued after the date hereof pursuant to clause (F) above, and (H) the issuance, sale and delivery of shares of Common Stock offered by the Company through one (and only one) of the Prior Agents (as defined in Section 18 hereof), acting as agent, pursuant to the Prior Agreement (as defined in Section 18 hereof) if (1) prior to the date of this Agreement, an investor shall have agreed to purchase such shares of Common Stock and (2) the trade date for such purchase was prior to the date of this Agreement but the settlement date for such purchase is, and such settlement occurs, no later than the second trading day on the NYSE after the date of this Agreement.

32

(l)        Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior written consent of the applicable Agents and, if applicable, the applicable Forward Purchasers, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433. The Company represents that it has treated and agrees that it will treat each such free writing prospectus consented to by the applicable Agents and, if applicable, the applicable Forward Purchasers as an “issuer free writing prospectus,” as defined in Rule 433, and that it will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus any event shall occur or condition shall exist as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus, the General Disclosure Package or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the applicable Agents and, if applicable, the applicable Forward Purchasers and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m)        No Stabilization or Manipulation. The Company agrees that neither it nor any controlled affiliate of the Company will take, directly or indirectly, any action which is designed, or would be reasonably expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Shares or to result in a violation of Regulation M under the 1934 Act.

(n)        Update of Activity under this Agreement. The Company shall disclose (i) in each Annual Report on Form 10-K and each Quarterly Report on Form 10-Q filed by the Company in respect of any fiscal quarterly period (which, in the case of an Annual Report on Form 10-K, would mean the last quarterly period of the fiscal year) in which sales of Shares were made by or through an Agent under this Agreement or any sales or deliveries of Confirmation Shares were made pursuant to a Confirmation (each date on which any such document or amendment thereto is filed, a “Company Periodic Report Date”), or (ii) to the extent required by applicable law and/or interpretations of the Commission, in Prospectus Supplements for each such fiscal quarterly period, the number of Shares sold by or through the Agents, whether acting as sales agents for the Company or as principal, under this Agreement, the number of Shares sold through the Agents, acting as forward sellers, under this Agreement, the number of Confirmation Shares sold or delivered, if any, pursuant to any Confirmations, the net proceeds received by the Company and the aggregate compensation paid by the Company to the Agents with respect to such sales and deliveries, in each case during such fiscal quarterly period, and the total number of remaining Confirmation Shares issuable by the Company under any outstanding Confirmations as of the last day of such fiscal quarterly period.

33

(o)        Delivery of Future Officers’ Certificates. Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agents as principal on a Settlement Date and (B) promptly after each (i) date on which the Registration Statement shall be amended, a new registration statement relating to the Shares shall become effective, a new prospectus supplement relating to the Shares shall be filed pursuant to Rule 424(b) of the 1933 Act Regulations or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of securities, including the Shares, (2) in connection with the filing of a Prospectus Supplement that contains solely the information referred to in Section 3(n) hereof, or (3) in connection with the filing of any Current Report on Form 8-K (other than an Earnings 8-K and any other Current Report on Form 8-K which contains financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K under Item 2.02 of such form that is considered “filed” under the 1934 Act) (each such date, a “Registration Statement Amendment Date”), (ii) date on which an Earnings 8-K shall be filed with the Commission as contemplated by Section 2(j) hereof (a “Company Earnings Report Date”) and (iii) each Company Periodic Report Date (each such Registration Statement Amendment Date, Company Earnings Report Date and Company Periodic Report Date, a “Representation Date”) the Company will furnish or cause to be furnished to the Agents and Forward Purchasers or, in the case of clause (A) above, the applicable Agents and any applicable Forward Purchasers an officers’ certificate, dated such Settlement Date or such Representation Date, as the case may be, in form and substance reasonably satisfactory to the Agents and Forward Purchasers, or, in the case of clause (A) above, such Agents and Forward Purchasers, as the case may be, to the effect that the statements contained in the officers’ certificate referred to in Section 5(f) hereof that was last furnished to the Agents and Forward Purchasers or, in the case of clause (A) above, such Agents and Forward Purchasers, as the case may be, are true and correct as of the date of such certificate as though made at and as of the date of such certificate (except that such statements shall be deemed to relate to the Registration Statement, any preliminary prospectus, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(f) hereof that, but modified as necessary to relate to the Registration Statement, any preliminary prospectus, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificate. As used in this Section 3(o), to the extent there shall be a sale of Shares on or following any Representation Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale. The requirement to provide a certificate under this Section 3(o) shall be waived for any Representation Date occurring at a time at which no Sale Instruction is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Sale Instruction hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its Annual Report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver and did not provide the Agents with a certificate under this Section 3(o), then before the Company delivers the Sale Instruction or an Agent is required to sell any Shares, the Company shall provide such Agent with a certificate pursuant to this Section 3(o), dated the date of the Sale Instruction.

34

(p)        Delivery of Future Opinions and Letters of Counsel. Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agents as principal on a Settlement Date and (B) promptly after each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 3(o) hereof, the Company will furnish or cause to be furnished to the Agents and the Forward Purchasers or, in the case of clause (A) above, the applicable Agents and Forward Purchasers the written opinions and letters of each of counsel to the Company (who shall be reasonably acceptable to the Agents and the Forward Purchasers) or, in the case of clause (A) above, such Agents and Forward Purchasers, as the case may be), and counsel to the Agents and the Forward Purchasers, dated such Settlement Date or such Representation Date, as the case may be, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers or, in the case of clause (A) above, such Agents and Forward Purchasers, as the case may be, of the same tenor as the respective opinions and letters referred to in Section 5(b) and 5(c), as applicable, hereof but modified as necessary to relate to the Registration Statement, any preliminary prospectus, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such opinion and letter or, in lieu of any such opinion and letter, counsel last furnishing such opinion and letter to the Agents and the Forward Purchasers or, in the case of clause (A) above, such Agents and Forward Purchasers, as the case may be, shall furnish the Agents and the Forward Purchasers or, in the case of clause (A) above, such Agents and Forward Purchasers, as the case may be, with a letter substantially to the effect that the Agents and the Forward Purchasers or, in the case of clause (A) above, such Agents and Forward Purchasers, as the case may be, may rely on such counsel’s last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter shall be deemed to relate to the Registration Statement, any preliminary prospectus, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter authorizing reliance). As used in this Section 3(p), to the extent there shall be a sale of Shares on or following any Representation Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(q)        Delivery of Future Accountants’ Letters. Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agents as principal on a Settlement Date and (B) promptly after each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 3(o) hereof, the Company will cause its independent accountants to furnish to the Agents and the Forward Purchasers or, in the case of clause (A) above, the applicable Agents and Forward Purchasers a letter, dated such Settlement Date or such Representation Date, as the case may be, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers or, in the case of clause (A) above, such Agents and Forward Purchasers, as the case may be, of the same tenor as the letter referred to in Section 5(d) hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter. As used in this Section 3(q), to the extent there shall be a sale of Shares on or following any Representation Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(r)        Trading in the Common Stock. The Company consents to the Agents, the Forward Purchasers and their respective affiliates trading in the Company’s Common Stock for their own accounts and for the accounts of their clients at the same time as sales and deliveries of Shares occur pursuant to this Agreement and any Confirmations.

35

(s)        Due Diligence Review. The Company will cooperate with any due diligence review reasonably requested by any of the Agents or Forward Purchasers or counsel for the Agents and the Forward Purchasers, fully and in a timely manner, in connection with offers and sales of Shares from time to time, including, without limitation, and upon reasonable notice, providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices.

(t)        Renewal Deadline. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), this Agreement is still in effect or any Shares purchased by an Agent as principal remain unsold, the Company will, prior to the Renewal Deadline, (i) promptly notify the Agents and the Forward Purchasers, (ii) promptly file, if it is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form and substance satisfactory to the Agents and the Forward Purchasers, (iii) promptly notify the Agents and the Forward Purchasers of such filing and (iv) prepare a prospectus supplement relating to the Shares and, promptly after the effectiveness of such new registration statement, file such prospectus supplement, together with the base prospectus filed as part of such registration statement, with the Commission in accordance of the provisions of Rule 424(b) of the 1933 Act Regulations. If, at the time the Company intends to file such a new automatic shelf registration statement, it is not eligible to do so, the Company will, prior to the Renewal Deadline, (i) promptly notify the Agents and the Forward Purchasers, (ii) promptly file a new shelf registration statement on the proper form relating to the Shares, in a form and substance satisfactory to the Agents and the Forward Purchasers, (iii) use its best efforts to cause such new shelf registration statement to be declared effective within 60 days after the Renewal Deadline or, if Shares purchased by an Agent as principal remain unsold, use its best efforts to cause such new shelf registration statement to be declared effective as soon as reasonably possible after the Renewal Deadline, (iv) promptly notify the Agents and the Forward Purchasers of such effectiveness and (v) prepare a prospectus supplement relating to the Shares and, promptly after the effectiveness of such new registration statement, file such prospectus supplement, together with the base prospectus filed as part of such new registration statement, with the Commission in accordance with the provisions of Rule 424(b) of the 1933 Act Regulations. The Company will take all other action necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the expired Registration Statement. From and after the effectiveness of such new registration statement, references herein to the “Registration Statement” and the references to “such registration statement” appearing in the second and third sentences of the fourth paragraph of this Agreement shall be deemed to mean such new registration statement and, from and after the filing of new such prospectus supplement and base prospectus pursuant to Rule 424(b) of the 1933 Act Regulations, references herein to the “Prospectus Supplement” and the “Base Prospectus,” the reference to the “base prospectus” appearing in the third sentence of the fourth paragraph of this Agreement, the reference to “a prospectus supplement” appearing in the fourth sentence of the fourth paragraph of this Agreement, and the reference to “such prospectus supplement” appearing in the fifth sentence of the fourth paragraph of this Agreement, shall be deemed to mean such new prospectus supplement or such new base prospectus, as applicable, mutatis mutandis.

36

(u)        Ceasing Eligibility For Use of Automatic Shelf Registration Statement Form. If, at any time, during the term of this Agreement or otherwise when Shares purchased by an Agent as principal remain unsold the Company receives a notice from the Commission pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Agents and the Forward Purchasers, (ii) promptly file a new shelf registration statement or post-effective amendment on the proper form relating to the Shares, in form and substance satisfactory to the Agents and the Forward Purchasers, (iii) use its best efforts to cause such new shelf registration statement or post-effective amendment to be declared effective as soon as practicable, (iv) promptly notify the Agents and the Forward Purchasers of such effectiveness and (v) prepare a prospectus supplement relating to the Shares and, promptly after the effectiveness of such new registration statement, file such prospectus supplement, together with the base prospectus filed as a part of such registration statement, with the Commission in accordance with the provisions of Rule 424(b) of the 1933 Act Regulations. The Company will take all other action necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the Registration Statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. From and after the effectiveness of such new registration statement or post-effective amendment, as the case may be, references herein to the “Registration Statement”, and the references to “such registration statement” appearing in the second and third sentences of the fourth paragraph of this Agreement, shall include such new shelf registration statement or the then current Registration Statement, as amended by such post-effective amendment, as the case may be, and, from and after the filing of such new prospectus supplement and base prospectus pursuant to Rule 424(b) of the 1933 Act Regulations, references herein to the “Prospectus Supplement” and the “Base Prospectus,” the references to “base prospectus” appearing in the third sentence of the fourth paragraph of this Agreement, the reference to “a prospectus supplement” appearing in the fourth sentence of the fourth paragraph of this Agreement, and the reference to “such prospectus supplement” appearing in the fifth sentence of the fourth paragraph of this Agreement, shall be deemed to mean such new prospectus supplement or such new base prospectus, as applicable, mutatis mutandis.

(v)        REIT Qualification. The Company will use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Company as a REIT for each taxable year, unless the Company’s board of directors determines that it is no longer in the best interests of the Company to continue to be qualified as a REIT and such determination is approved by the affirmative vote of the Company’s shareholders as set forth in the Company’s charter.

(w)        Delivery of Future Accountants’ Letters for Acquired Assets. Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agents as principal on a Settlement Date and (B) promptly after each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 3(o) hereof, the Company will cause the applicable independent accountants to furnish to the Agents and the Forward Purchasers or, in the case of clause (A) above, the applicable Agents a letter, dated such Settlement Date or such Representation Date, as the case may be, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, of the same tenor as the letter referred to in Section 5(j) hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter. As used in this Section 3(w), to the extent there shall be a sale of Shares on or following any Representation Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

37

Section 4. Payment of Expenses.

(a)        Expenses. The Company will pay or cause to be paid all of the Company’s expenses incident to the performance of its obligations under this Agreement, any Confirmation and any Terms Agreement, including the following (and, for purposes of clarity, all of the costs and other amounts referred to below in this paragraph shall be deemed to be expenses of the Company, whether or not those costs or other amounts were incurred or paid by the Company or by any Agents, Forward Purchasers or any other third parties): (i) the word processing, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the printing and delivery to the Agents and the Forward Purchasers of copies of any preliminary prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Agents to investors, (iii) the preparation, issuance and delivery of the certificates for the Shares and Confirmation Shares, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Agents and Confirmation Shares to the Forward Purchasers, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Shares and Confirmation Shares under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents and the Forward Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Shares and Confirmation Shares, (vii) if required, the filing fees incident to, and the reasonable fees and disbursements of counsel for the Agents and the Forward Purchasers (such fees and disbursements not to exceed $10,000) in connection with, the review, if any, by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the terms of sales of Shares, and (viii) the fees and expenses incurred in connection with the listing of the Shares and Confirmation Shares on the NYSE.

(b)        If at least 3,340,241 Shares have not been offered and sold under this Agreement prior to June 6, 2021 (or such earlier date on which the Company terminates this Sales Agreement), the Company shall reimburse the Agents and the Forward Purchasers for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Agents and the Forward Purchasers incurred in connection with this Agreement. Fees reimbursed pursuant to this Section 4(b) shall not exceed $100,000 in the aggregate. The Agents and the Forward Purchasers shall be solely responsible for allocating any reimbursement received pursuant to this Section 4(b) among themselves.

38

Section 5. Conditions of Agents’ and Forward Purchasers’ Obligations. The obligations of each Agent and each Forward Purchaser hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof and in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof at the date of this Agreement, at each Settlement Date, at each Representation Date and at each Trade Date (as defined in each Confirmation, if any), to the performance by the Company of its covenants and other obligations under this Agreement and, if applicable, under any Terms Agreement and Confirmations entered into by the Company, and to the following further conditions:

(a)        Effectiveness of Registration Statement and Filing of Prospectus. The Company shall have filed the Registration Statement with the Commission not earlier than three years prior to the date hereof and the Registration Statement became effective upon filing in accordance with Rule 462(e). The Company shall have filed with the Commission the Prospectus on or prior to the date of this Agreement and any subsequent Base Prospectus, preliminary prospectus or Prospectus Supplement prior to any Applicable Time and related Settlement Date, as applicable, in each case in the manner and within the time period required by Rule 424(b), and each Issuer Free Writing Prospectus, if any, in the manner and within the time period required by Rule 433. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company shall have complied with any and all requests for additional information on the part of the Commission to the reasonable satisfaction of the Agents and the Forward Purchasers. The Company shall have paid the required Commission filing fees relating to the Shares as specified in Section 3(a) hereof.

(b)        Opinion of Counsel for the Agents and the Forward Purchasers. On the date of this Agreement, the Agents and the Forward Purchasers shall have received the favorable opinion and letter of Sidley Austin LLP, counsel for the Agents and the Forward Purchasers, dated such date, with respect to such matters as the Agents or the Forward Purchasers may reasonably request.

(c)        Opinion of Counsel to the Company. On the date of this Agreement, the Agents and the Forward Purchasers shall have received the favorable opinions and, if applicable, letter of Latham & Watkins LLP, counsel for the Company, Michael R. Pfeiffer, Executive Vice President, Chief Administrative Officer, General Counsel and Secretary of the Company, and Venable LLP, Maryland counsel to the Company, each in form and substance satisfactory to counsel for the Agents and the Forward Purchasers, to the effect set forth in Exhibits A, B and C hereto, respectively, and to such further effect as counsel to the Agents and the Forward Purchasers may reasonably request pursuant to Section 5(h); and (ii) if such Maryland counsel shall deliver a Separate Opinion (as defined in the last paragraph of Exhibit C hereto), the Agents and the Forward Purchasers shall have received such Separate Opinion, which shall comply with the requirements of the last paragraph of Exhibit C.

(d)        Accountants’ Letter. On the date of this Agreement, the Agents and the Forward Purchasers shall have received a letter from KPMG LLP, dated such date, in form and substance satisfactory to the Agents and the Forward Purchasers, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the Company’s financial statements and certain other financial information included in the Registration Statement, the General Disclosure Package and the Prospectus or any amendment or supplement thereto.

39

(e)        Officer’s Certificate on Size of ATM Program. On the date of this Agreement, the Company shall have furnished to the Agents and the Forward Purchasers a certificate of an executive officer of the Company, dated such date, in a form satisfactory to the Agents and the Forward Purchasers, stating the minimum gross sales price per share for sales of Shares pursuant to this Agreement and the maximum number of Shares that may be issued and sold pursuant to this Agreement, as duly authorized by the Company’s board of directors, and specify the number of Shares and Confirmation Shares that have been approved for listing subject to official notice of issuance, on the NYSE.

(f)        Officers’ Certificate for the Company. On the date of this Agreement, there shall not have been, since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, financial prospects or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Agents and the Forward Purchasers shall have received a certificate of the president, the chief executive officer, the chief operating officer or the chief administrative officer of the Company and of the chief financial or chief accounting officer of the Company, dated such date, to the effect that (A) there has been no such material adverse change, (B) the representations and warranties of the Company in Section 1 hereof are true and correct with the same force and effect as though expressly made on and as of such date, (C) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to such date and (iv) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act nor any notice pursuant to Rule 401(g)(2) objecting to the use of the automatic shelf registration statement form has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been initiated or, to the best of their knowledge, threatened by the Commission.

(g)        Listing. The Shares and Confirmation Shares shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(h)        Additional Documents. On the date of this Agreement, counsel for the Agents and the Forward Purchasers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to render the opinions or make the statements requested by any Agent or Forward Purchaser, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the covenants, obligations or conditions, contained herein; and all proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares, the authorization, execution and delivery of any Confirmations or Terms Agreements, and the authorization, issuance, sale and delivery of any Confirmation Shares as contemplated herein and in any Confirmations and Terms Agreements shall be satisfactory in form and substance to the Agents and the Forward Purchasers and counsel for the Agents and the Forward Purchasers.

40

(i)        Termination of this Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by any Agent or Forward Purchaser (in each case as to itself) by notice to the Company at any time, and any such termination shall be without liability of any party to any other party except the provisions of Section 1, the last sentence of Section 2(h) and Sections 3(h), 4, 6, 7, 8, 10, 11, 12, 13, 14 and 17 hereof shall remain in full force and effect notwithstanding such termination. For the avoidance of doubt, the obligation of the Company to reimburse the Agents and the Forward Purchasers for certain expenses as to itself pursuant to Section 4(b) hereof shall not apply with respect to any Agent or any Forward Purchaser that terminates this Agreement pursuant to this Section 5(i) prior to June 6, 2021 for any reason other than the failure by the Company to satisfy any of its obligations hereunder.

(j)        Accountants’ Letter for Acquired Assets. The Company will give the Agents and the Forward Purchasers written notice of its intention to file any amendment or supplement to the Registration Statement, any preliminary prospectus, the General Disclosure Package or the Prospectus or any document incorporated or deemed to be incorporated by reference therein in order to include historical financial statements for any businesses, assets or real estate operations acquired or to be acquired or any pro forma financial statements related thereto and will deliver to the Agents and the Forward Purchasers a letter from the applicable independent public accounting firm, in form and substance satisfactory to the Agents and the Forward Purchasers, containing statements and information of the type ordinary included in accountants’ “comfort letters” to underwriters with respect to such historical and pro forma financial statements, as applicable, will cause the applicable independent public accounting firm to file an appropriate consent pursuant to Item 601(23) of Regulation S-K, if required by the 1933 Act, and, if such consent is required, will prepare a supplement to any preliminary prospectus, the General Disclosure Package and the Prospectus naming such independent public accounting firm as an expert.

Section 6. Indemnification.

(a)        Indemnification of the Agents and the Forward Purchasers. The Company agrees to indemnify and hold harmless each Agent and each Forward Purchaser, each person that is an affiliate or a selling agent of any Agent or Forward Purchaser and that is involved in the offering or sale of any Shares, and each person, if any, who controls any Agent or Forward Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)        against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including, without limitation, any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package (or any part thereof) or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package (or any part thereof) or the Prospectus (or any amendment or supplement thereto) of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

41

(ii)        against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii)        against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the applicable Agents and any applicable Forward Purchasers, as the case may be), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Agent or Forward Purchaser expressly for use in the Registration Statement (or any amendment thereto) or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package (or any part thereof) or the Prospectus (or any amendment or supplement thereto).

(b)        Indemnification of Company, Directors and Officers. Each Agent and each Forward Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including, without limitation, the information deemed to be a part thereof pursuant to Rule 430B, or any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package (or any part thereof) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the information furnished to the Company by such Agent or such Forward Purchaser, as the case may be, in writing expressly for use therein.

42

(c)               Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) hereof, counsel to the indemnified parties shall be selected by the Agents and, if applicable, Forward Purchasers seeking indemnification, and, in the case of parties indemnified pursuant to Section 6(b) hereof, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)               Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

Section 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the applicable Agents and any applicable Forward Purchasers, on the other hand, from the applicable offering of Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the applicable Agents and any applicable Forward Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

43

The relative benefits received by the Company, on the one hand, and the applicable Agents and any applicable Forward Purchasers, on the other hand, in connection with the applicable offering of Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from such offering (such total net proceeds to be calculated by deducting commissions and underwriting discounts payable to the applicable Agents in respect of the Shares sold in such offering but without any further deductions) received by the Company, on the one hand (and, for purposes of the foregoing, the Company shall be deemed to have received net proceeds from the sale of Shares sold through any of the applicable Agents, acting as forward seller on behalf of a Forward Purchaser in connection with a Confirmation entered into by such Forward Purchaser, in an amount equal to the proceeds that would have been received by the Company upon full physical settlement of the Confirmation Shares under such Confirmation, assuming that the aggregate amount payable by such Forward Purchaser to the Company for such Confirmation Shares is equal to the aggregate amount of net proceeds received by such Forward Purchaser from the sale of such Shares through such Agent), bear to the sum of the total commissions and underwriting discounts received by the applicable Agents from such offering and the aggregate net spread (net of any related hedging and other costs) received by the applicable Forward Purchasers (if any) in connection therewith, on the other hand. For the avoidance of doubt, for purposes of this Section 7 the net proceeds received by a Forward Purchaser from the sale of Shares through an Agent shall be calculated as the gross proceeds from such sale minus the commission owed to such Agent (but without any further deductions from such aggregate gross proceeds), which commission, on a per Share basis, shall be deemed to be percentage discount applied to the Initial Forward Price (as defined in the related Confirmation) and such commission amount shall also be deemed to be the commission received by such Agent for such sale.

The relative fault of the Company, on the one hand, and the applicable Agents and any applicable Forward Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the applicable Agents and any applicable Forward Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Agents and the Forward Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the applicable Agents and any applicable Forward Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

44

Notwithstanding the provisions of this Section 7, neither any Agent nor the Forward Purchaser, if any, affiliated with such Agent shall be required to contribute any amount in excess of, in the case of such Agent, the total commissions and underwriting discounts received by such Agent in connection with Shares sold through such Agent or underwritten by such Agent for sale to the public or, in the case of such Forward Purchaser (if any), the aggregate net spread (net of any related hedging and other costs) received by such Forward Purchaser in connection therewith.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls any Agent or Forward Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each affiliate and selling agent of any Agent or Forward Purchaser shall have the same rights to contribution as such Agent or Forward Purchaser, as applicable, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The respective obligations of the applicable Agents and any applicable Forward Purchasers to contribute pursuant to this Section 7 in connection with any applicable offering of Shares pursuant to this Agreement are several and not joint and shall be in proportion to, in the case of such Agents, the respective amounts of commissions and underwriting discounts received by such Agents from the sale of such Shares sold to or through such Agents in such offering or, in the case of any such Forward Purchasers, the respective net spreads (net of any hedging and other costs) received by such Forward Purchasers in connection therewith, such that respective obligations of each such Agent and and each such Forward Purchaser (if any) to contribute pursuant to this Section 7 in connection with such offering shall be in the same proportion that, in the case of any such Agent, the aggregate amount of commissions and underwriting discounts received by such Agent from the sale of Shares sold to or through such Agent in such offering or, in the case of any such Forward Purchaser, the aggregate amount of net spread (net of any hedging and other costs) received by such Forward Purchaser in connection therewith, as applicable, bears to the sum of the aggregate amount of commissions and underwriting discounts received by all of the applicable Agents from the sale of Shares sold to or through such Agents in such offering and the aggregate amount of net spreads (net of any hedging and other costs) received by all such Forward Purchasers (if any) in connection therewith.

Section 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement and in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Agent or any Forward Purchaser or any affiliate, selling agent or controlling person of any Agent or any Forward Purchaser, or by or on behalf of the Company and (ii) delivery of and payment for any Shares or Confirmation Shares.

Section 9. Termination.

45

(a)               This Agreement may be terminated for any reason, at any time, by the Company, by any Agent (as to itself) or by any Forward Purchaser (as to itself), in each case upon the giving of three business days’ prior written notice to the other parties hereto, and may also be terminated by written agreement of all of the parties hereto.

(b)       The Agents party to any Terms Agreement may terminate such Terms Agreement by notice to the Company at any time at or prior to the time of closing on the applicable Settlement Date, if (i) there has been, since the time of execution of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, financial prospects or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agents, impracticable or inadvisable to proceed with the completion of the offering of Shares contemplated by such Terms Agreement or to enforce contracts for the sale of such Shares, or (iii) trading in any securities of the Company has been suspended or limited by the Commission, the NYSE or the Nasdaq Global Market, or (iv) trading generally on the NYSE American, the NYSE or the Nasdaq Global Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (vi) a banking moratorium has been declared by either Federal, California or New York authorities.

(c)       If the Company and two or more Agents enter into a Terms Agreement pursuant to which such Agents agree to purchase Shares from the Company as principal and one or more of such Agents shall fail at the Settlement Date to purchase the Shares which it or they are obligated to purchase under the Terms Agreement at such time (the “Defaulted Shares”), then the nondefaulting Agents shall have the right, within 24 hours thereafter, to make arrangements for one or more of the nondefaulting Agents or one or more other Agents or underwriters to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, such arrangements shall not have been completed within such 24-hour period, then:

(i)                 if the number of Defaulted Shares does not exceed 10% of the total number of Shares to be so purchased by all of such Agents on the Settlement Date for such Term Agreement, the nondefaulting Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial purchase obligations under such Terms Agreement bear to the purchase obligations of all nondefaulting Agents; or

46

(ii)              if the number of Defaulted Shares exceeds 10% of the total number of Shares to be so purchased by all of such Agents on the Settlement Date, such Terms Agreement shall terminate without liability on the part of any nondefaulting Agent.

No action taken pursuant to this Section 9(c) shall relieve any defaulting Agent from liability in respect of its default. In the event of any such default which does not result in a termination of such Terms Agreement, either the nondefaulting Agents or the Company shall have the right to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Agent” includes any person substituted for a defaulting Agent under this Section 9(c).

(d)       In the event of any termination under this Section 9, none of the parties hereto will have any liability to the other parties hereto, except that (i) the Agents shall be entitled to any commissions earned in accordance with Section 2(b) hereof, (ii) if at the time of termination (a) an Agent shall own any Shares purchased by it as principal or (b) an offer to purchase any Shares has been accepted by the Company but the Settlement Date for delivery of such Shares has not occurred, the covenants set forth in Section 3 hereof shall remain in effect until such Shares are resold or so delivered, as the case may be, and (iii) the provisions set forth in Section 1, the last sentence of Section 2(h), this Section 9(d) and Sections 3(h), 4, 6, 7, 8, 10, 11, 12, 13, 14 and 17 hereof shall survive such termination and remain in full force and effect.

(e)       Unless earlier terminated, this Sales Agreement shall automatically terminate upon the sale of the number of Shares (including Shares sold by the Company to or through the Agents and Shares sold through the Agents acting as forward sellers) referred to in the second paragraph of this Agreement pursuant to this Sales Agreement and any Terms Agreements.

Section 10. Notices. Except as otherwise set forth herein, all statements, requests, notices, agreements and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication, and if to the Agents, the Forward Purchasers or the Company, shall be delivered or sent by mail or facsimile transmissions to as follows:

If to any Agent, to:

Mizuho Securities USA LLC

320 Park Avenue, 12th Floor

New York, New York 10022

Attention: Equity Capital Markets Desk

Email:  US-ECM@us.mizuho-sc.com, with a copy to the Office of the General Counsel at:  Legalnotices@us.mizuho-sc.com

BB&T Capital Markets, a division of

BB&T Securities, LLC

901 East Byrd Street, Ste. 300

Richmond, VA 23219

Attention: Syndicate Desk

47

Facsimile: (804) 780-3250

Stifel, Nicolaus & Company, Incorporated

One South Street, 15th Floor

Baltimore, MD 21202

Attention: Syndicate Department

Facsimile: (443) 224-1273

Wells Fargo Securities, LLC

375 Park Avenue, 4th Floor

New York, NY 10152

Attention: Equity Syndicate Department

Facsimile: (212) 214-5918

RBC Capital Markets, LLC
200 Vesey Street, 8th Floor
New York, New York 10281

Attention: Equity Capital Markets

Facsimile: (212) 428-6260

BofA Securities, Inc.

One Bryant Park
New York, New York 10036
Attention: Syndicate Department, with a copy to ECM Legal
Facsimile: (646) 855-3073

Robert W. Baird & Co. Incorporated
777 E. Wisconsin Avenue
Milwaukee, Wisconsin 53202

Attention: Syndicate Department, with a copy to the Legal Department

Facsimile: (414) 298-7474

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Syndicate Registration

Facsimile: (646) 834-8133

J.P. Morgan Securities LLC

383 Madison Avenue, 10th Floor

New York, New York 10179

Attention: Special Equities Group

Facsimile: (312) 300-7716

BNY Mellon Capital Markets, LLC

240 Greenwich Street, 3W

New York, New York 10286

48

Facsimile: (212) 815-6403

Attention: Equity Capital Markets, with a copy to the Operations Department, Third Floor

Facsimile: (724) 540-6311

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Attention: General Counsel

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: General Counsel

Facsimile: (646) 291-1469

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Attention: Registration Department

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
Attention: Equity Syndicate Desk, with a copy to the Legal Department
Facsimile: 212-507-1554

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Attention: Equity Syndicate

Facsimile: (212) 713-3371

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Attention: IBCM—Legal

Facsimile: (212) 325-4296

BMO Capital Markets Corp.

Three Times Square 25th Floor

New York, New York 10036

Attention: Eric Benedict, with a copy to Legal Department (fax: 212-605-1619)

Telephone: (212) 702-1231

Facsimile: (212) 885-4165

BTIG, LLC

49

65 East 55th Street

New York, New York 10022

Attention: ATM Trading Desk

Email: BTIGUSATMTrading@btig.com

Telephone: (415) 248-5537

MUFG Securities Americas Inc.

1221 Avenue of the Americas, 6th Floor

New York, New York 10020

Attention: Capital Markets Group

Facsimile: (646) 434-3455

Regions Securities LLC

1180 West Peachtree St. NW, Suite 1400

Atlanta, Georgia 30309

Attention: Brit Stephens

Telephone: (980) 287-2734

Scotia Capital (USA) Inc.

250 Vesey Street

24th Floor

New York, New York 10281

Attention: Equity Capital Markets, with copies to Chief Legal Officer, U.S.

Facsimile: (212) 225-6653

Email: US.Legal@scotiabank.com

TD Securities (USA) LLC

31 West 52nd Street, 19th Floor

New York, NY 10019

Attention: Equity Capital Markets

Phone: (212) 827-6972

Email: USTMG@tdsecurities.com

if to any Forward Purchaser, to:

Wells Fargo Bank, National Association

375 Park Avenue, 4th Floor

New York, New York 10152

Attention: Structuring Services Group

Facsimile: (212) 214-5913

With a copy to: CorporateDerivativeNotifications@wellsfargo.com

RBC Capital Markets, LLC

As agent for Royal Bank of Canada

Brookfield Place

200 Vesey Street

50

New York, NY 10281

Attention: ECM

Email: RBCECMCorporateEquityLinkedDocumentation@rbc.com

Bank of America, N.A.

One Bryant Park

New York, New York 10036

Attention; Rohan Handa

Facsimile: rohan.handa@baml.com

Barclays Bank PLC

c/o Barclays Capital Inc.
745 Seventh Avenue
New York, NY 10019
Attention: Paul Robinson

Telephone: (212) 526-0111

Facsimile: (917) 522-0458

JPMorgan Chase Bank, National Association

383 Madison Avenue
New York, New York 10179

EDG Marketing Support

E-mail: edg_notices@jpmorgan.com, edg_ny_corporate_sales_support@jpmorgan.com

With a copy to:

Attention: Stephanie Little

E-mail: stephanie.y.little@jpmorgan.com

The Bank of New York Mellon

240 Greenwich Street, 3E

New York, New York 10286

Attention: D1NY@bnymellon.com
Facsimile: (732) 667-9766

Jefferies LLC
520 Madison Avenue

New York, New York 10022

Attention: Colyer Curtis and Tim O’Connor

Tel: +1 212-708-2734

Email: ccurtis@jefferies.com and Tim.OConnor@Jefferies.com

With copies to:

Jefferies LLC
520 Madison Avenue

New York, New York 10022

Attention: Sonia Han Levovitz

Tel: +1 212-284-3433

Email: shan@jefferies.com and dpieper@jefferies.com

51

Citibank, N.A.

390 Greenwich Street, 6th Floor

New York, New York 10013

Attention: Dustin Sheppard

Telephone: (212) 723-5770

Email: dustin.c.cheppard@citi.com

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10036
Attention: Registration Department

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Attention: Jon Sierant

Telephone: (212) 761-3778

Facsimile: (212) 507-4629

Email: Jon.Sierant@morganstanley.com

With a copy to:

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY, 10036

Attention: Steven Seltzer

Telephone: 212-762-9849

Facsimile: 212-507-1554

Email: Steven.Seltzer1@morganstanley.com

UBS AG, London Branch

1285 Avenue of the Americas

New York, NY 10019

Attention: SESG

Facsimile: (212) 882-8180

Credit Suisse International

Eleven Madison Avenue

New York, NY 10010

Attention: Tucker Martin

Facsimile: (212) 743-3661

Email: tucker.martin@credit-suisse.com

With a copy to:

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue, 9th Floor

New York, New York 10010

Facsimile: (212) 325-8036

52

Email: stephen.gray@credit-suisse.com

Bank of Montreal

55 Bloor Street West, 18th Floor

Toronto, Ontario M4W 1A5

Canada

Attention: Manager, Derivatives Operations

Facsimile: (416) 552-7904

Telephone: (416) 552-4177

With a copy to

Bank of Montreal

100 King Street West, 20th Floor

Toronto, Ontario M5X 1A1

Canada

Attention: Associate General Counsel & Managing Director, Derivatives Legal Group

Facsimile: (416) 956-2318

and

BMO Capital Markets Corp.

3 Times Square 25th Floor

New York, New York 10036

Attention: Brian Riley

Telephone: (212) 605-1414

MUFG Securities EMEA plc

Ropemaker Place, 25 Ropemaker Street

London EC2Y 9AJ

United Kingdom

Attention: Derivative Confirmations

Facsimile: +44 (0) 20 7577 2898/2875

Email: docsconfirms@int.sc.mufg.jp,

With a copy to:

Michael.gordon@mufgsecurities.com,

Kathleen.considine@mufgsecurities.com, and

ESG-ETG-Americas@mufgsecurities.com

The Bank of Nova Scotia

GWO - Derivative Products

44 King Street West

Central Mail Room

Toronto, Ontario, Canada M5H 1H1

c/o Scotia Capital (USA) Inc.

250 Vesey Street, 24th Floor

New York, New York 10281

Attention: Gary Nathanson / Bahar Alast

Telephone No.: 212-225-5582 / 212-225-5230

Facsimile No.: 212-225-5633

53

And a copy to:

Attention: GWO - OTC Confirmations

Telephone No.: 416-866-7736

Address: The Bank of Nova Scotia

Global Wholesale Operations

OTC Confirmations

44 King Street West

Central Mail Room

Toronto, Ontario, Canada

M5H 1H1

and if to the Company to:

Realty Income Corporation

11995 El Camino Real

San Diego, CA 92130
Attention of Legal Department

Section 11. No Advisory or Fiduciary Responsibility; Tax Disclosure. (a) The Company acknowledges and agrees that: (i) the offering and sale of the Shares pursuant to this Agreement and the issuance and sale of Confirmation Shares pursuant to any Confirmation, including the determination of the public offering prices of the Shares and any related discounts and commissions and the price to be paid for any Confirmation Shares, are arm’s-length commercial transactions between the Company, on the one hand, and the applicable Agents and/or Forward Purchasers, as applicable, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement and such Confirmations; (ii) in connection with each transaction contemplated by this Agreement and any Confirmation and the process leading to such transaction, each applicable Agent and each applicable Forward Purchaser is and has been acting solely on its own behalf and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Agent or Forward Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any of its subsidiaries or other affiliates with respect to any of the transactions contemplated by this Agreement or any Confirmation or the process leading thereto (irrespective of whether such Agent or Forward Purchaser, as applicable, has advised or is currently advising the Company or any of its subsidiaries or other affiliates on other matters) and no Agent or Forward Purchaser has any obligation to the Company with respect to the transactions contemplated by this Agreement or any Confirmation except the obligations expressly set forth in this Agreement or such Confirmation, as applicable; (iv) each Agent and each Forward Purchaser and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and neither any Agent nor any Forward Purchaser has any obligation to disclose any of such interests by virtue of any advisory or fiduciary relationship; and (v) none of the Agents or Forward Purchasers has provided any legal, accounting, financial, regulatory or tax advice with respect to the transactions contemplated by this Agreement or any Confirmation and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

54

(b)               Notwithstanding any other provision of this Agreement or any Confirmation, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement or any Confirmation and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

Section 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Agents, including any substitute Agents pursuant to Section 9 hereof, the Forward Purchasers and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agents, the Forward Purchasers and the Company and their respective successors and the affiliates, selling agents, controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agents, the Forward Purchasers and the Company and their respective successors, and said affiliates, selling agents, controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares shall be deemed to be a successor by reason merely of such purchase.

Section 13. Trial by Jury. Each of the Company, the Agents and the Forward Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 14. GOVERNING LAW AND TIME. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

Section 16. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 17. Several Obligations of the Agents. Anything in this Agreement or any Terms Agreements to the contrary notwithstanding, all of the representations, warranties, covenants, agreements and other obligations of the Agents and the Forward Purchasers under this Agreement and any Terms Agreement shall be several and not joint.

55

Section 18. Termination of Prior Agreement. Reference is hereby made the Sales Agreement dated November 5, 2018 (the “Prior Agreement”) among the Company and (i) Robert W. Baird & Co. Incorporated, Barclays Capital Inc., J.P. Morgan Securities LLC, BNY Mellon Capital Markets, LLC, Jefferies LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, UBS Securities LLC, Credit Suisse Securities (USA) LLC, Mizuho Securities USA LLC, BB&T Capital Markets, a division of BB&T Securities, LLC, Stifel, Nicolaus & Company, Incorporated, Wells Fargo Securities, LLC, RBC Capital Markets, LLC and BofA Securities, Inc. (an assignee of certain rights and obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated), acting as sales agents, principal and/or, in certain cases, forward sellers (each, a “Prior Agent” and, collectively, the “Prior Agents”), and (ii) Barclays Bank PLC, JPMorgan Chase Bank, National Association, The Bank of New York Mellon, Jefferies LLC, Citibank, N.A., Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, UBS AG, London Branch, Credit Suisse International, Wells Fargo Bank, National Association, Royal Bank of Canada and Bank of America, N.A., as forward purchasers (each, a “Prior Forward Purchaser” and, collectively, the “Prior Forward Purchasers”). Each of the Prior Agents and Prior Forward Purchasers, acting severally and not jointly, and the Company (a) agree that, concurrently with the effectiveness of this Agreement on the date hereof, the Prior Agreement shall automatically terminate, without any further action by the parties thereto, but subject, however, to Section 9(d) of the Prior Agreement, which provides, among other things, that certain terms and provisions of the Prior Agreement shall survive such termination and remain in full force and effect, (b) waive any advance notice required by Section 9 of the Prior Agreement with respect to such termination and (c) agree that, for purposes of clarity, no offers, sales or deliveries of shares of Common Stock may be made under or pursuant to the Prior Agreement on or after the date of this Agreement except under the circumstances set forth in clause (ii) of Section 9(d) of the Prior Agreement.

Section 19. Recognition of the U.S. Special Resolution Regime. In the event that any Agent or Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent or Forward Purchaser, as the case may be, of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. In the event that any Agent or Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of such party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States. For purposes of this Section 19, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Pages Follow]

56

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agents, the Forward Purchasers and the Company in accordance with its terms.

Very truly yours,

Realty Income Corporation

By:	/s/ Michael R. Pfeiffer
	Name:	Michael R. Pfeiffer
	Title:	Executive Vice President,
Chief Administrative Officer,
General Counsel and Secretary

[Signature Page to the Sales Agreement]

Accepted as of the date hereof:

Mizuho Securities USA LLC,		RBC Capital Markets, LLC,
As Agent		As Agent

By:	/s/ Stephen FX Roney	By:	/s/ Christopher Allred
	Name: Stephen FX Roney		Name: Christopher Allred
	Title: Managing Director		Title: Managing Director

BB&T Capital Markets, a division of		RBC Capital Markets, LLC,
BB&T Securities, LLC,		As agent for Royal Bank of Canada,
As Agent		As Forward Purchaser

By:	/s/ Reid Burford	By:	/s/ Brian Weiss
	Name: Reid Burford		Name: Brian Weiss
	Title: Managing Director		Title: Managing Director

Stifel, Nicolaus & Company, Incorporated,		BofA Securities, Inc.,
As Agent		As Agent

By:	/s/ Chad M. Gorsuch	By:	/s/ William Conkling
	Name: Chad M. Gorsuch		Name: William Conkling
	Title: Managing Director		Title: Managing Director, Investment Banking

Wells Fargo Securities, LLC,		Bank of America, N.A.,
As Agent		As Forward Purchaser

By:	/s/ Richard Tobin	By:	/s/ Jake Mendelsohn
	Name: Richard Tobin		Name: Jake Mendelsohn
	Title: Managing Director		Title: Managing Director

Wells Fargo Bank, National Association,		Robert W. Baird & Co. Incorporated,
As Forward Purchaser		As Agent

By:	/s/ Thomas Yates	By:	/s/ Ryan Engelhardt
	Name: Thomas Yates		Name: Ryan Engelhardt
	Title: Managing Director		Title: Managing Director - ECM Desk

[Signature Page to the Sales Agreement]

Barclays Capital Inc.,		The Bank of New York Mellon,
As Agent		As Forward Purchaser

By:	/s/ Nicholas Cunningham	By:	/s/ Rob Lynch
	Name: Nicholas Cunningham		Name: Rob Lynch
	Title: Managing Director		Title: Managing Director

Barclays Bank PLC,		By:	/s/ Ed McGann
As Forward Purchaser			Name: Ed McGann
Title: Managing Director
By:	/s/ Nicholas Cunningham
Name: Nicholas Cunningham
Title: Managing Director

J.P. Morgan Securities LLC,		Jefferies LLC,
As Agent		As Agent and as Forward Purchaser

By:	/s/ Stephanie Little	By:	/s/ Michael Judlowe
	Name: Stephanie Little		Name: Michael Judlowe
	Title: Executive Director		Title: Managing Director, ECM

JPMorgan Chase Bank, National Association,		Citigroup Global Markets Inc.,
As Forward Purchaser		As Agent

By:	/s/ Stephanie Little	By:	/s/ Zhifeng Tao
	Name: Stephanie Little		Name: Zhifeng Tao
	Title: Executive Director		Title: Vice President

BNY Mellon Capital Markets, LLC,		Citibank, N.A.,
As Agent		As Forward Purchaser

By:	/s/ Dan Klinger	By:	/s/ James Heathcote
	Name: Dan Klinger		Name: James Heathcote
	Title: Managing Director		Title: Authorized Signatory

By:	/s/ JC Mas
Name: JC Mas
Title: Managing Director

[Signature Page to the Sales Agreement]

Goldman Sachs & Co. LLC,		Credit Suisse Securities (USA) LLC,
As Agent and as Forward Purchaser		As Agent

By:	/s/ Jonathan Armstrong	By:	/s/ Jim Cronin
	Name: Jonathan Armstrong		Name: Jim Cronin
	Title: Managing Director		Title: Managing Director

Morgan Stanley & Co. LLC,		Credit Suisse International,
As Agent and as Forward Purchaser		As Forward Purchaser

By:	/s/ Jon Sierant	By:	/s/ Steven J. Reis
	Name: Jon Sierant		Name: Steven J. Reis
	Title: Executive Director		Title: Authorized Signatory

		By:	/s/ Erica Hryniuk
UBS Securities LLC,			Name: Erica Hryniuk
As Agent			Title: Authorized Signatory

By:	/s/ Whitney Mikell
	Name: Whitney Mikell	BMO Capital Markets Corp.,
	Title: Director, UBS Securities LLC	As Agent

		By:	/s/ David Raff
By:	/s/ Sperry Edwards		Name: David Raff
	Name: Sperry Edwards		Title: Managing Director
Title: Associate Director

UBS AG, London Branch,		Bank of Montreal,
As Forward Purchaser		As Forward Purchaser

By:	/s/ Alexander Li	By:	/s/ Andrew Henderson
	Name: Alexander Li		Name: Andrew Henderson
	Title: Authorized Signatory		Title: Director, Derivatives Operations

By:	/s/ Robert C. Gerbo
	Name: Robert Gerbo	BTIG, LLC,
	Title: Authorized Signatory	As Agent

		By:	/s/ Joseph J. Passan
Name: Joseph J. Passan
Title: Managing Director

[Signature Page to the Sales Agreement]

MUFG Securities Americas Inc.,
As Agent

By:	/s/ Jason Denmark
Name: Jason Denmark
Title: Director

MUFG Securities EMEA plc,
As Forward Purchaser

By:	/s/ Geoffroy Charles
Name: Geoffroy Charles
Title: Director

Regions Securities LLC,
As Agent

By:	/s/ Brit Stephens
Name: Brit Stephens
Title: Managing Director

Scotia Capital (USA) Inc.,
As Agent

By:	/s/ John Stracquadanio
Name: John Stracquadanio
Title: Managing Director

The Bank of Nova Scotia,
As Forward Purchaser

By:	/s/ John Stracquadanio
Name: John Stracquadanio
Title: Managing Director

TD Securities (USA) LLC,
As Agent

By:	/s/ Brad Limpert
Name: Brad Limpert
Title: Director

[Signature Page to the Sales Agreement]

Annex I

Realty Income Corporation

Common Stock
($0.01 par value)

TERMS AGREEMENT

[NAME(S) AND ADDRESS(ES) OF AGENT(S)]

Ladies and Gentlemen:

Realty Income Corporation, a Maryland corporation (the “Company”), proposes, on the basis of the representations and warranties, and subject to the terms and conditions, stated herein and in the Sales Agreement dated December 6, 2019 (the “Sales Agreement”) between the Company, the agents party thereto (each, an “Agent” and, collectively, the “Agents”), and Forward Purchasers, to issue and sell to [each of] [●] [and [●] as principal for resale ([collectively,] the “Underwriter[s]”), and the Underwriter[s severally] agree[s] to purchase from the Company the shares of Common Stock specified in Schedule A hereto (the “[Initial] Securities”) [, and to grant to the Underwriter[s] the option to purchase all or any part of the additional shares of Common Stock specified in Schedule A hereto (the “Option Securities”, and together with the Initial Securities, the “Securities”)]*,[in each case]* on the terms specified in Schedule A hereto and, in the case of the Option Securities, the next succeeding paragraph. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Sales Agreement.

[The Company grants an option to the Underwriter[s, severally and not jointly,] to purchase a total of up to an additional [●] Option Securities at the price per share set forth in Schedule A hereto, less an amount per share equal to any dividends or distributions paid or payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for [●] days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Underwriter[s] to the Company setting forth the number of Option Securities as to which the [several] Underwriter[s] [is][are] then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriter[s], but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Settlement Date (as defined below). If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as [●] in its sole discretion shall make to eliminate any sales or purchases of fractional shares.]*

*Include only if the Underwriter[s][has][have] an option to purchase additional shares of Common Stock from the Company.

Annex I-1

For purposes of clarity, the parties hereto agree that the officers’ certificate, opinions and letters of counsel and accountants’ letter referred to in Section 3(o), (p) and (q), [and, if applicable, (w),] respectively, of the Sales Agreement are required to be delivered by or on behalf of the Company on the Settlement Date.

Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Latham & Watkins LLP, 650 Town Center Drive, 20th Floor, Costa Mesa, California 92626-1925, or at such other place as shall be agreed upon by the Underwriter[s] and the Company, at 9:00 A.M. (New York City time) on ●, 20● (unless postponed in accordance with the provisions of Section 9(c) of the Sales Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter[s] and the Company (such time and date of payment and delivery being herein called “Settlement Date”).

[In addition, in the event that any or all of the Option Securities are purchased by the Underwriter[s], payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter[s] and the Company, on each Date of Delivery as specified in the notice from the Underwriter[s] to the Company.]*

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Underwriter[s for their respective accounts for the Securities to be purchased by them]. [It is understood that each Underwriter has authorized [●] as representative of the Underwriters, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the [Initial] Securities [and the Option Securities, if any,] which it has agreed to purchase. [●], individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the [Initial] Securities [or the Option Securities, if any,] to be purchased by any Underwriter whose funds have not been received by the Settlement Date [or the relevant Date of Delivery, as the case may be,] but such payment shall not relieve such Underwriter from its obligations hereunder.]

During the period beginning on the date of this Terms Agreement through and including the ● day after the date of this Terms Agreement, the Company will not, without the prior written consent of the Underwriter[s], directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether any such swap, agreement or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock, other securities, in cash or otherwise, other than (A) the [Initial] Securities [and any Option Securities] to be sold hereunder and any Confirmation Shares issued pursuant to any Confirmations entered into by the Company prior to the date of this Terms Agreement, (B) any shares of Common Stock issued by the Company upon the exercise of an option outstanding on the date hereof referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to employee benefit plans of the Company existing on the date hereof referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan existing on the date hereof referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (E) any shares of Common Stock offered and sold pursuant to a dividend reinvestment and stock purchase plan filed with, or described in a prospectus supplement or prospectus filed with, the Commission, (F) any shares of Common Stock which may be issued by the Company to acquire other businesses or in connection with the Company’s entering into joint ventures or similar arrangements, or any limited partnership interests which may be issued by any subsidiary of the Company that is a limited partnership to acquire properties, in each case so long as those shares or limited partnership interests, as applicable, are issued directly to the stockholders or other owners of those businesses or properties or to the other equity owners of such joint ventures or similar arrangements, as the case may be, and, prior to the issuance of any such shares of Common Stock (but not any such limited partnership interests), each recipient of any such shares executes and delivers to the Underwriter[s] an agreement substantially to the effect set forth in this paragraph, which agreement shall be in form and substance satisfactory to the Underwriter[s] and which agreement shall be applicable through and including the ● day after the date of this Terms Agreement, but which agreement (x) shall apply only to the shares of Common Stock issued to such persons pursuant to this clause (F) and (y) shall not include the exceptions set forth in clauses (A) through (G) of this paragraph, and (G) any shares of Common Stock issued by the Company in accordance with the terms of the limited partnership agreement of any subsidiary of the Company that is a limited partnership upon the exchange of limited partnership interests in such limited partnership that are outstanding on the date hereof or that are issued after the date hereof pursuant to clause (F) above.

Annex I-2

Each of the provisions of the Sales Agreement not related solely to the Agents, as agents of the Company, and not related solely to the Forward Purchasers, forward sellers or any Confirmations or Confirmation Shares, is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if each such provision had been set forth in full herein. Each of the representations and warranties set forth in the Sales Agreement shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Applicable Time, the Settlement Date [and each Date of Delivery].

For purposes of clarity, the parties hereto agree that, for purposes of this Terms Agreement, the following terms in the Sales Agreement have the respective meanings set forth below:

“Applicable Time” means ● a.m./p.m. (New York City time) on ●;

Annex I-3

“Base Prospectus” means the Company’s prospectus dated ●, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act;

“preliminary pricing supplement” means the Company’s preliminary pricing supplement dated ● relating to the offering of the Securities contemplated by this Terms Agreement;

“pricing supplement” means the Company’s pricing supplement dated ● relating to the offering of the Securities contemplated by this Terms Agreement;

“Prospectus Supplement” means the Company’s prospectus supplement dated ● relating to the offering of Shares of its Common Stock pursuant to the Sales Agreement, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act;

“preliminary prospectus” means the Base Prospectus, the Prospectus Supplement and the preliminary pricing supplement first furnished to the Underwriters for use in connection with the offering and sale of the Securities pursuant to this Terms Agreement;

“Prospectus” means the Base Prospectus, the Prospectus Supplement and the pricing supplement in the form first furnished to the Underwriters for use in connection with the offering and sale of the Securities pursuant to this Terms Agreement;

“General Disclosure Package means the preliminary prospectus, [Identify any applicable Issuer General Use Free Writing Prospectuses], the number of [Initial] Securities [and Option Securities] and the initial public offering price per Security.

If any condition specified in Section 5 of the Sales Agreement that is applicable to the transactions contemplated by this Terms Agreement or any condition specified in this Terms Agreement is not satisfied when and as required to be satisfied, this Terms Agreement may be terminated by the Underwriter[s] by notice to the Company at any time on or prior to the Settlement Date [or, with respect to any Option Securities that the Underwriter[s] [has][have] elected to purchase, the Underwriter[s] may, at any time prior to the relevant Date of Delivery, terminate [its][their] obligation to purchase such Option Securities], which termination shall be without liability on the part of any party to any other party, except as otherwise provided in the Sales Agreement or in this Terms Agreement.

This Terms Agreement and the Sales Agreement constitute the entire agreement of the parties hereto with respect to the transactions contemplated hereby and supersede all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the transactions contemplated hereby.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter[s] and the Company in accordance with its terms.

Annex I-4

THIS TERMS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Very truly yours,

Realty Income Corporation

By:

Name:
Title:

Accepted as of the date hereof:

[Underwriter[s]]

By:

Name:
Title:

Annex I-5

Schedule A

1.       The initial public offering price per share for the [Initial] Securities shall be $● (the “Public Offering Price”).

2.       The purchase price per share for the Securities to be paid by the several Underwriters shall be $● (being an amount equal to the Public Offering Price set forth above less underwriting discounts of $● per share)[, provided that the purchase price for any Option Securities purchased upon exercise of the option described above shall be reduced by an amount per share equal to any dividends or distributions declared, paid or payable on the Initial Securities but not payable on such Option Securities].

Total Number of [Initial] Securities: ● shares

[Total Number of Option Securities: ● shares]

Name of Underwriter	Number of [Initial] Securities

Total

[ADDITIONAL TERMS TO BE ADDED AS APPROPRIATE FOR A PARTICULAR PRINCIPAL TRANSACTION]

Schedule A-1

Annex II

Form of Confirmation

Annex II-1

Form of Forward Confirmation

Date: [●], 20[●]

To:	Realty Income Corporation
11995 El Camino Real
San Diego, California 92130
Attention: Chief Financial Officer

From: [DEALER NAME AND NOTICE INFORMATION]

Ladies and Gentlemen:

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between [DEALER NAME] ([“[DEALER NAME]” or] “Dealer”) and Realty Income Corporation (the “Counterparty”) on the Trade Date specified below (the “Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the ISDA 2002 Master Agreement specified below.

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Equity Definitions and this Confirmation, this Confirmation shall govern.

Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into the Transaction to which this Confirmation relates on the terms and conditions set forth below.

1.	This Confirmation and the pricing supplement delivered hereunder evidence a complete and binding agreement between Dealer and Counterparty as to the terms of the Transaction to which this Confirmation relates. This Confirmation, together with any other Confirmations for registered forward transactions entered into between Dealer and Counterparty (each, an “Additional Confirmation”), shall supplement, form a part of, and be subject to an agreement in the form of the ISDA 2002 Master Agreement (the “Agreement”) as if Dealer and Counterparty had executed an agreement in such form (without any Schedule but (i) with the elections set forth in this Confirmation and (ii) with the election that the “Cross Default” provisions of Section 5(a)(vi) of the Agreement will apply to Dealer and Counterparty as if (a) the phrase “, or becoming capable at such time of being declared,” were deleted from Section 5(a)(vi)(1) of the Agreement, (b) (i) the “Threshold Amount” with respect to Dealer were three percent of the [shareholders’] [members’] equity of [Dealer][Dealer Parent (“Dealer Parent”) and (ii) the “Threshold Amount” with respect to Counterparty were USD 150,000,000, (c) the following language were added to the end of Section 5(a)(vi): “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (x) the default was caused solely by error or omission of an administrative or operational nature; (y) funds were available to enable the party to make the payment when due; and (z) the payment is made within two Local Business Days of such party’s receipt of written notice of its failure to pay.”; and (d) the term “Specified Indebtedness” had meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business). In the event of any inconsistency between provisions of that Agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction to which this Confirmation relates. The parties hereby agree that, other than the Transaction to which this Confirmation relates and the Transactions to which the Additional Confirmations, if any, relate (each, an “Additional Transaction”), no Transaction shall be governed by the Agreement. For purposes of the Equity Definitions, this Transaction is a Share Forward Transaction.

Annex II-2

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	[*], 20[*]

Effective Date:	The first day occurring on or after the Trade Date on which Shares are sold through [AGENT NAME], acting as forward seller for Dealer in such capacity, (the “Agent”), as forward purchaser, pursuant to the Sales Agreement dated December 6, 2019 between Counterparty, Dealer, the Agent and the other parties thereto (the “Sales Agreement”) have settled.

Seller:	Counterparty

Buyer:	Dealer

Shares:	The common stock of Counterparty, par value USD 0.01 per share (Ticker Symbol: “O”)

Number of Shares:	The aggregate number of Shares sold through the Agent acting as forward seller for Dealer pursuant to the Sales Agreement during the period from and including the Trade Date through and including the Hedge Completion Date; provided, however, that on each Settlement Date, the Number of Shares shall be reduced by the number of Settlement Shares settled on such date.

Hedge Completion Date:	The earliest of (i) the date specified in writing as the Hedge Completion Date by Counterparty, (ii) any Settlement Date and (iii) [DATE]. Promptly after the Hedge Completion Date, Dealer will furnish Counterparty with a pricing supplement (the “Pricing Supplement”) substantially in the form of Annex A hereto specifying the Number of Shares as of the Hedge Completion Date (the “Initial Number of Shares”), the Initial Forward Price and the Final Date, all determined in accordance with the terms hereof.

Annex II-3

Initial Forward Price:	[*]% of the volume weighted average price at which the Shares are sold through the Agent acting as forward seller for Dealer pursuant to the Sales Agreement during the period from and including the Trade Date through and including the Hedge Completion Date, adjusted as the Calculation Agent determines appropriate to (i) reflect on each day during such period the sum of 1 and the Daily Rate for such day multiplied by the then-Initial Forward Price as of such day and (ii) reduce the then-Initial Forward Price by the relevant Forward Price Reduction Amount on each Forward Price Reduction Date occurring on or before the Hedge Completion Date.

Forward Price:	(a) On the Hedge Completion Date, the Initial Forward Price; and

(b) on each calendar day thereafter, (i) the Forward Price as of the immediately preceding calendar day multiplied by (ii) the sum of 1 and the Daily Rate for such day; provided that, on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Daily Rate:	For any day, a rate (which may be positive or negative) equal to (i) (a) USD-Federal Funds Rate for such day minus (b) the Spread divided by (ii) 360.

USD-Federal Funds Rate:	For any day, the rate set forth for such day opposite the caption “Federal funds”, as such rate is displayed on Bloomberg Screen “[OBFR01][1]<Index><GO>”, or any successor page; provided that, if no rate appears for a particular day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.

Spread:	[ ] basis points

Prepayment:	Not Applicable

Variable Obligation:	Not Applicable

Forward Price Reduction Dates:	As set forth on Schedule I

Forward Price Reduction Amounts:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I

Exchange:	The New York Stock Exchange

Related Exchange(s):	All Exchanges

Clearance System:	The Depository Trust Company

Market Disruption Event:	Section 6.3(a) of the Equity Definitions is hereby amended by replacing the first sentence in its entirety with the following: “‘Market Disruption Event’ means in respect of a Share or an Index, the occurrence or existence of (i) a Trading Disruption, (ii) an Exchange Disruption, (iii) an Early Closure or (iv) a Regulatory Disruption, in each case that the Calculation Agent determines, in its commercially reasonable judgment, is material”.

1 NTD: Dealer to confirm.

Annex II-4

Early Closure:	Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Regulatory Disruption:	Any event that Dealer, based on the advice of counsel, determines makes it reasonably necessary or appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures that generally apply to transactions of a nature and kind similar to the Transaction and have been adopted in good faith by Dealer for Dealer to refrain from or decrease any market activity in connection with the Transaction.

Settlement:

Settlement Currency:	USD (all amounts shall be converted to the Settlement Currency in good faith and in a commercially reasonable manner by the Calculation Agent)

Settlement Date:	Any Scheduled Trading Day following the Effective Date and up to and including the Final Date that is either:

(a) designated by Counterparty as a “Settlement Date” by a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements, if applicable, and is delivered to Dealer no less than (i) two Scheduled Trading Days prior to such Settlement Date, which may be the Final Date, if Physical Settlement applies, and (ii) 60 Scheduled Trading Days prior to such Settlement Date, which may be the Final Date, if Cash Settlement or Net Share Settlement applies; provided that, if Dealer shall fully unwind its hedge with respect to the portion of the Number of Shares to be settled during an Unwind Period by a date that is more than two Scheduled Trading Days prior to a Settlement Date specified above, Dealer may, by written notice to Counterparty, no fewer than two Scheduled Trading Days prior thereto, specify any Scheduled Trading Day prior to such original Settlement Date as the Settlement Date; or

(b) designated by Dealer as a Settlement Date pursuant to the “Termination Settlement” provisions of Paragraph 7(g) below;

provided that the Final Date will be a Settlement Date if on such date the Number of Shares for which a Settlement Date has not already been designated is greater than zero, and provided, further, that, following the occurrence of at least five consecutive Disrupted Days during an Unwind Period and while such Disrupted Days are continuing, Dealer may designate any subsequent Scheduled Trading Day as the Settlement Date with respect to the portion of the Settlement Shares, if any, for which Dealer has determined an Unwind Purchase Price during such Unwind Period, it being understood that the Unwind Period with respect to the remainder of such Settlement Shares shall commence on the next succeeding Exchange Business Day that is not a Disrupted Day in whole.

Annex II-5

Final Date:	[DATE] (or if such day is not a Scheduled Trading Day, the next following Scheduled Trading Day)

Settlement Shares:	(a) With respect to any Settlement Date other than the Final Date, the number of Shares designated as such by Counterparty in the relevant Settlement Notice or designated by Dealer pursuant to the “Termination Settlement” provisions of Paragraph 7(g) below, as applicable; provided that the Settlement Shares so designated shall, in the case of a designation by Counterparty, (i) not exceed the Number of Shares at that time and (ii) be at least equal to the lesser of [100,000] and the Number of Shares at that time, in each case with the Number of Shares determined taking into account pending Settlement Shares; and

(b) with respect to the Settlement Date on the Final Date, a number of Shares equal to the Number of Shares at that time;

in each case with the Number of Shares determined taking into account pending Settlement Shares.

Settlement Method Election:	Physical Settlement, Cash Settlement, or Net Share Settlement, at the election of Counterparty as set forth in a Settlement Notice that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Dealer is unable, in good faith and in its commercially reasonable discretion, to unwind its hedge by the end of the Unwind Period (taking into account any Additional Transactions with overlapping “Unwind Periods” (as defined in the applicable Additional Confirmation)) (A) in a manner that, in the reasonable discretion of Dealer, based on advice of counsel, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 (“Rule 10b-18”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or (B) in its commercially reasonable judgment, due to the occurrence of five or more Disrupted Days or to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period, (iii) to any Termination Settlement Date (as defined under “Termination Settlement” in Paragraph 7(g) below) and (iv) if the Final Date is a Settlement Date other than as the result of a valid Settlement Notice, in respect of such Settlement Date; provided, further, that, if Physical Settlement applies under clause (ii) immediately above, Dealer shall provide written notice to Counterparty at least two Scheduled Trading Days prior to the applicable Settlement Date.

Settlement Notice Requirements:	Notwithstanding any other provision hereof, a Settlement Notice delivered by Counterparty that specifies Cash Settlement or Net Share Settlement will not be effective to establish a Settlement Date or require Cash Settlement or Net Share Settlement unless Counterparty delivers to Dealer with such Settlement Notice a representation, dated as of the date of such Settlement Notice and signed by Counterparty, containing the provisions set forth in clause (i) under the heading “Additional Representations and Agreements of Counterparty” in Paragraph 7(e) below.

Annex II-6

Physical Settlement:	If Physical Settlement is applicable, then Counterparty shall deliver to Dealer through the Clearance System a number of Shares equal to the Settlement Shares for such Settlement Date, and Dealer shall pay to Counterparty, by wire transfer of immediately available funds to an account designated by Counterparty, an amount equal to the Physical Settlement Amount for such Settlement Date, on a delivery versus payment basis. If, on any Settlement Date, the Shares to be delivered by Counterparty to Dealer hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Dealer, then the portion of the Physical Settlement Amount payable by Dealer to Counterparty in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

Physical Settlement Amount:	For any Settlement Date for which Physical Settlement is applicable, an amount in cash equal to the product of (a) the Forward Price in effect on the relevant Settlement Date multiplied by (b) the Settlement Shares for such Settlement Date.

Cash Settlement:	On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount is a positive number, Dealer will pay the Cash Settlement Amount to Counterparty. If the Cash Settlement Amount is a negative number, Counterparty will pay the absolute value of the Cash Settlement Amount to Dealer. Such amounts shall be paid on such Settlement Date by wire transfer of immediately available funds.

Cash Settlement Amount:	An amount determined by the Calculation Agent equal to:

(a) (i)(A) the weighted average (weighted on the same basis as clause (B)) of the Forward Prices on each day during the applicable Unwind Period (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during such Unwind Period, which is accounted for in clause (b) below), minus USD [0.02], minus (B) the weighted average price (the “Unwind Purchase Price”) at which Dealer purchases Shares during the Unwind Period to unwind its hedge with respect to the portion of the Number of Shares to be settled during the Unwind Period (including, for the avoidance of doubt, purchases on any Disrupted Day in part), taking into account Shares anticipated to be delivered or received if Net Share Settlement applies, and the restrictions of Rule 10b-18 under the Exchange Act agreed to hereunder, multiplied by (ii) the Settlement Shares for the relevant Settlement Date; minus

(b) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period and (ii) the number of Settlement Shares for such Settlement Date with respect to which Dealer has not unwound its hedge, including the settlement of such unwinds, as of such Forward Price Reduction Date.

Annex II-7

Net Share Settlement:	On any Settlement Date in respect of which Net Share Settlement applies, if the Cash Settlement Amount is a (i) positive number, Dealer shall deliver a number of Shares to Counterparty equal to the Net Share Settlement Shares, or (ii) negative number, Counterparty shall deliver a number of Shares to Dealer equal to the Net Share Settlement Shares; provided that, if Dealer determines in its reasonable judgment that it would be required to deliver Net Share Settlement Shares to Counterparty, Dealer may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date.

Net Share Settlement Shares:	With respect to a Settlement Date, the absolute value of the Cash Settlement Amount divided by the Unwind Purchase Price, with the number of Shares rounded up in the event such calculation results in a fractional number.

Unwind Period:	The period from and including the first Exchange Business Day following the date Counterparty validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date through the second Scheduled Trading Day preceding such Settlement Date, subject to “Termination Settlement” as described in Paragraph 7(g) below.

Failure to Deliver:	Applicable if Dealer is required to deliver Shares hereunder; otherwise, Not Applicable.

Share Cap:	Notwithstanding any other provision of this Confirmation, in no event will Counterparty be required to deliver to Dealer on any Settlement Date, whether pursuant to Physical Settlement, Net Share Settlement or any Private Placement Settlement, a number of Shares in excess of (i) two times the Initial Number of Shares, subject to adjustment from time to time in accordance with the provisions of this Confirmation or the Equity Definitions minus (ii) the aggregate number of Shares delivered by Counterparty to Dealer hereunder prior to such Settlement Date.

Adjustments:

Method of Adjustment:	Calculation Agent Adjustment. Section 11.2(e) of the Equity Definitions is hereby amended by deleting clauses (iii) and (v) thereof. For the avoidance of doubt, the declaration or payment of a cash dividend will not constitute a Potential Adjustment Event.

Additional Adjustment:	If, in Dealer’s commercially reasonable judgment, the actual cost to Dealer (or an affiliate of Dealer), over any 10 consecutive Scheduled Trading Day period, of borrowing a number of Shares equal to the Number of Shares to hedge in a commercially reasonable manner its exposure to this Transaction exceeds a weighted average rate equal to [*] basis points per annum, the Calculation Agent shall reduce the Forward Price in order to compensate Dealer for the amount by which such cost exceeded a weighted average rate equal to [*] basis points per annum during such period. The Calculation Agent shall notify Counterparty prior to making any such adjustment to the Forward Price.

Annex II-8

Extraordinary Events:	In lieu of the applicable provisions contained in Article 12 of the Equity Definitions, the consequences of any Extraordinary Event (including, for the avoidance of doubt, any Merger Event, Tender Offer, Nationalization, Insolvency, Delisting, or Change In Law) shall be as specified below under the headings “Acceleration Events” and “Termination Settlement” in Paragraphs 7(f) and 7(g), respectively. Notwithstanding anything to the contrary herein or in the Equity Definitions, no Additional Disruption Event will be applicable except to the extent expressly referenced in Paragraph 7(f)(iv) below. The definition of “Tender Offer” in Section 12.1(d) of the Equity Definitions is hereby amended by replacing “10%” with “15%.”

Non-Reliance:	Applicable

Agreements and Acknowledgments:

Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

Transfer:	Notwithstanding anything to the contrary herein or in the Agreement, Dealer may assign, transfer and set over all rights, title and interest, powers, privileges and remedies of Dealer under this Transaction, in whole or in part, to (A) a wholly-owned subsidiary of Dealer [Parent], whose obligations hereunder are fully and unconditionally guaranteed by Dealer [or Dealer Parent], without the consent of Counterparty, (B) any other wholly-owned direct or indirect subsidiary of Dealer [Parent] with a long-term issuer rating equal to or better than the credit rating of Dealer at the time of transfer without the consent of Counterparty, (c) an affiliate of Dealer that is also its related Forward Seller (as such term is defined in the Sales Agreement), without the consent of Counterparty, or (D) any other affiliate of Dealer, with the consent of Counterparty; provided that, at all times, Dealer or any transferee or assignee or other recipient of rights, title and interest, powers, privileges and remedies shall be eligible to provide a U.S. Internal Revenue Service Form W-9 or W-8ECI with respect to any payments or deliveries under the Agreement.

Annex II-9

3. Calculation Agent:	Dealer whose judgments, determinations and calculations shall be made in good faith and in a commercially reasonable manner; provided that, following the occurrence and during the continuance of an Event of Default of the type described in Section 5(a)(vii) of the Agreement with respect to which Dealer is the sole Defaulting Party, if the Calculation Agent fails to timely make any calculation, adjustment or determination required to be made by the Calculation Agent hereunder or to perform any obligation of the Calculation Agent hereunder and such failure continues for five Exchange Business Days following notice to the Calculation Agent by Counterparty of such failure, Counterparty shall have the right to designate a nationally recognized third-party dealer in over-the-counter corporate equity derivatives to act, during the period commencing on the date such Event of Default occurred and ending on the Early Termination Date with respect to such Event of Default, as the Calculation Agent. Following any determination or calculation by the Calculation Agent hereunder, upon a request by Counterparty, the Calculation Agent shall promptly (but in any event within five Scheduled Trading Days) provide to Counterparty by e-mail to the e-mail address provided by Counterparty in such request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such determination or calculation (including any assumptions used in making such determination or calculation), it being understood that the Calculation Agent shall not be obligated to disclose any proprietary or confidential models or other proprietary or confidential information used by it for such determination or calculation.

4. Account Details:

(a) Account for delivery of Shares to Dealer:	To be furnished

(b) Account for delivery of Shares to Counterparty:	To be furnished

(c) Account for payments to Counterparty:	To be advised under separate cover or telephone confirmed prior to each Settlement Date

(d) Account for payments to Dealer:	To be advised under separate cover or telephone confirmed prior to each Settlement Date

5. Offices:

The Office of Counterparty for the Transaction is: Inapplicable, Counterparty is not a Multibranch Party

The Office of Dealer for the Transaction is: [New York][Toronto][*]

6. Notices: For purposes of this Confirmation:

(a) Address for notices or communications to Counterparty:

Realty Income Corporation

11995 El Camino Real

San Diego, California 92130

Attention: Chief Financial Officer

(b) Address for notices or communications to Dealer:

[INSERT DEALER NAME AND NOTICE INFORMATION]

7. Other Provisions:

(a) Conditions to Effectiveness. This Transaction shall be effective if and only if Shares are sold by the Agent acting as forward seller for Dealer on or after the Trade Date and on or before the Hedge Completion Date pursuant to the Sales Agreement. If the Sales Agreement is terminated prior to any such sale of Shares thereunder, the parties shall have no further obligations in connection with this Transaction, other than in respect of breaches of representations or covenants on or prior to such date.

Annex II-10

(b) Sales Agreement Representations, Warranties and Covenants. On the Trade Date and on each date on which Dealer or its affiliates makes a sale pursuant to a prospectus in connection with a hedge of this Transaction, Counterparty repeats and reaffirms as of such date all of the representations and warranties contained in the Sales Agreement. Counterparty hereby agrees to comply with its covenants contained in the Sales Agreement as if such covenants were made in favor of Dealer.

(c) Interpretive Letter. Counterparty agrees and acknowledges that this Transaction is being entered into in accordance with the October 9, 2003 interpretive letter from the staff of the Securities and Exchange Commission to Goldman, Sachs & Co. (the “Interpretive Letter”) and agrees to take all actions, and to omit to take any actions, reasonably requested by Dealer for this Transaction to comply with the Interpretive Letter. Without limiting the foregoing, Counterparty agrees that neither it nor any “affiliated purchaser” (as defined in Regulation M (“Regulation M”) promulgated under the Exchange Act) will, directly or indirectly, bid for, purchase or attempt to induce any person to bid for or purchase, the Shares or securities that are convertible into, or exchangeable or exercisable for, Shares during any “restricted period” as such term is defined in Regulation M. In addition, Counterparty represents that it is eligible to conduct a primary offering of Shares on Form S-3, the offering contemplated by the Sales Agreement complies with Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), and the Shares are “actively traded” as defined in Rule 101(c)(1) of Regulation M.

(d) Agreements and Acknowledgments Regarding Shares.

(i) Counterparty agrees and acknowledges that, in respect of any Shares delivered to Dealer hereunder, such Shares shall be newly issued (unless mutually agreed otherwise by the parties) and, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance and not subject to any preemptive or similar rights and shall, upon such issuance, be accepted for listing or quotation on the Exchange.

(ii) Counterparty agrees and acknowledges that Dealer (or an affiliate of Dealer) will hedge its exposure to this Transaction by selling Shares borrowed from third party securities lenders or other Shares pursuant to a registration statement, and that, pursuant to the terms of the Interpretive Letter, the Shares (up to the Initial Number of Shares) delivered, pledged or loaned by Counterparty to Dealer (or an affiliate of Dealer) in connection with this Transaction may be used by Dealer (or an affiliate of Dealer) to return to securities lenders without further registration or other restrictions under the Securities Act, in the hands of those securities lenders, irrespective of whether such securities loan is effected by Dealer or an affiliate of Dealer. Accordingly, subject to Paragraph 7(h) below, Counterparty agrees that the Shares that it delivers, pledges or loans to Dealer (or an affiliate of Dealer) on or prior to the final Settlement Date will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

Annex II-11

(iii) Counterparty agrees and acknowledges that it has reserved and will keep available at all times, free from preemptive or similar rights and free from any lien, charge, claim or other encumbrance, authorized but unissued Shares at least equal to the Share Cap, solely for the purpose of settlement under this Transaction.

(iv) Unless the provisions set forth below under “Private Placement Procedures” are applicable, Dealer agrees to use any Shares delivered by Counterparty hereunder on any Settlement Date to return to securities lenders to close out open securities loans created by Dealer or an affiliate of Dealer in the course of Dealer’s or such affiliate’s hedging activities related to Dealer’s exposure under this Transaction.

(v) In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of this Transaction, Dealer shall use its good faith efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases and any analogous purchases under any Additional Transaction, taking into account any applicable Securities and Exchange Commission no action letters, as appropriate.

(e) Additional Representations and Agreements of Counterparty. Counterparty represents, warrants and agrees as follows:

(i) Counterparty represents to Dealer on the Trade Date and on any date that Counterparty notifies Dealer that Cash Settlement or Net Share Settlement applies to this Transaction, that (A) Counterparty is not aware of any material nonpublic information regarding Counterparty or the Shares, (B) each of its filings under the Securities Act, the Exchange Act or other applicable securities laws that are required to be filed have been filed and that, as of the date of this representation, when considered as a whole (with the more recent such filings deemed to amend inconsistent statements contained in any earlier such filings), there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and (C) Counterparty is not entering into this Confirmation nor making any election hereunder to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Exchange Act. In addition to any other requirement set forth herein, Counterparty agrees not to designate, or to appropriately rescind or modify a prior designation of, any Settlement Date if it is notified by Dealer that, in the reasonable determination of Dealer, based on advice of counsel, such settlement or Dealer’s related market activity in respect of such date would result in a violation of any applicable federal or state law or regulation, including the U.S. federal securities laws.

Annex II-12

(ii) It is the intent of Dealer and Counterparty that following any election of Cash Settlement or Net Share Settlement by Counterparty, the purchase of Shares by Dealer during any Unwind Period shall comply with the requirements of Rule 10b5-l(c)(l)(i)(B) of the Exchange Act and that this Confirmation shall be interpreted to comply with the requirements of Rule 10b5-l(c). Counterparty acknowledges that (i) during any Unwind Period Counterparty shall not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Dealer (or its agent or affiliate) in connection with this Confirmation and (ii) Counterparty is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act.

(iii) Counterparty shall, at least one day prior to the first day of any Unwind Period, notify Dealer of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Counterparty or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Unwind Period and during the calendar week in which the first day of the Unwind Period occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18).

(iv) During any Unwind Period, Counterparty shall (i) notify Dealer prior to the opening of trading in the Shares on any day on which Counterparty makes, or reasonably expects in advance of the opening to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition, or similar transaction involving a recapitalization relating to Counterparty (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (ii) promptly notify Dealer following any such announcement that such announcement has been made, and (iii) promptly deliver to Dealer following the making of any such announcement information indicating (A) Counterparty’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) Counterparty’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.

(v) Neither Counterparty nor any of its affiliated purchasers (within the meaning of Rule 10b-18 under the Exchange Act) shall take or refrain from taking any action (including, without limitation, any direct purchases by Counterparty or any of its affiliates, or any purchases by a party to a derivative transaction with Counterparty or any of its affiliates), either under this Confirmation, under an agreement with another party or otherwise, that Counterparty reasonably believes to cause any purchases of Shares by Dealer or any of its affiliates in connection with any Cash Settlement or Net Share Settlement of this Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 determined as if all such foregoing purchases were made by Counterparty.

Annex II-13

(vi) Counterparty will not engage in any “distribution” (as defined in Regulation M), other than a distribution meeting, in each case, the requirements of an exception set forth in each of Rules 101(b) and 102(b) of Regulation M that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period.

(vii) Counterparty is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(viii) Counterparty is not insolvent, nor will Counterparty be rendered insolvent as a result of this Transaction or its performance of the terms hereof.

(ix) Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that Dealer is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of this Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, or ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

(x) Counterparty understands that no obligations of Dealer to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Dealer or any governmental agency.

(xi) To Counterparty’s actual knowledge, no federal, state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares, other than Sections 13 and 16 under the Exchange Act or Article VII of the Articles of Incorporation of Counterparty, as amended and supplemented; provided that Counterparty makes no representation or warranty regarding any such requirement that is applicable generally to the ownership of equity securities by Dealer or its affiliates solely as a result of their being a financial institution or broker-dealer.

(xii) No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Counterparty of this Confirmation and the consummation of this Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been obtained under the Securities Act and (ii) as may be required to be obtained under state securities laws.

Annex II-14

(xiii) Counterparty (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into this Transaction; (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with this Transaction; and (iii) is entering into this Transaction for a bona fide business purpose.

(xiv) Counterparty will, by the next succeeding Scheduled Trading Day notify Dealer upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default, a Potential Event of Default or a Potential Adjustment Event.

(xv) Ownership positions of Counterparty’s common stock held by Dealer or any of its affiliates solely in its capacity as a nominee or fiduciary (where Dealer and such affiliates have no economic interest in such positions) do not constitute “ownership” by Dealer, and Dealer shall not be deemed or treated as the beneficial or constructive “owner” of such positions, in each case, for purposes of Article VII of the Articles of Incorporation of Counterparty, as amended and supplemented, except for purposes of Section 7.6 thereof.

(xvi) Counterparty (i) is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies involving a security or securities; (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (iii) has total assets of at least USD 50 million as of the date hereof.

(f) Acceleration Events. Each of the following events shall constitute an “Acceleration Event”:

(i) Stock Borrow Event. In the commercially reasonable judgment of Dealer (A) Dealer (or an affiliate of Dealer) is not able to hedge in a commercially reasonable manner its exposure under this Transaction because insufficient Shares are made available for borrowing by securities lenders or (B) Dealer (or an affiliate of Dealer) would incur a cost to borrow (or to maintain a borrow of) Shares to hedge in a commercially reasonable manner its exposure under this Transaction that is greater than a rate equal to 200 basis points per annum (each, a “Stock Borrow Event”);

Annex II-15

(ii) Dividends and Other Distributions. On any day occurring after the Trade Date, Counterparty declares a distribution, issue or dividend to existing holders of the Shares of (A) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from, and including, any Forward Price Reduction Date (with the Trade Date being a Forward Price Reduction Date for purposes of this paragraph (ii) only) to, but excluding, the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I, (B) any Extraordinary Dividend, (C) any share capital or other securities of another issuer acquired or owned (directly or indirectly) by Counterparty as a result of a spin-off or other similar transaction or (D) any other type of securities (other than Shares), rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price, as determined in a commercially reasonable manner by Dealer; “Extraordinary Dividend” means any dividend or distribution (that is not an ordinary cash dividend) declared by the Issuer with respect to the Shares that, in the commercially reasonable determination of Dealer, is (1) a dividend or distribution declared on the Shares at a time at which the Issuer has not previously declared or paid dividends or distributions on such Shares for the prior four quarterly periods, (2) a payment or distribution by the Issuer to holders of Shares that the Issuer announces will be an “extraordinary” or “special” dividend or distribution, (3) a payment by the Issuer to holders of Shares out of the Issuer’s capital and surplus or (4) any other “special” dividend or distribution on the Shares that is, by its terms or declared intent, outside the normal course of operations or normal dividend policies or practices of the Issuer;

(iii) ISDA Termination. Either Dealer or Counterparty has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement, in which case, except as otherwise specified herein and except as a result of an Event of Default under Section 5(a)(i) of the Agreement, the provisions of Paragraph 7(g) below shall apply in lieu of the consequences specified in Section 6 of the Agreement;

(iv) Other ISDA Events. An Announcement Date occurs in respect of any Merger Event, Tender Offer, Nationalization, Insolvency, Delisting or the occurrence of any Hedging Disruption or Change in Law; provided that, in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); provided, further, that (i) the definition of “Change in Law” provided in Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (A) replacing the phrase “the interpretation” in the third line thereof with the phrase “or announcement or statement of the formal or informal interpretation” and (B) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by Dealer on the Trade Date” and (ii) any determination as to whether (A) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (B) the promulgation of or any change in or announcement or statement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”) or any similar provision in any legislation enacted on or after the Trade Date; or

Annex II-16

(v) Ownership Event. In the good faith judgment of Dealer, on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies) (each, an “Ownership Event”). For purposes of this clause (v), the “Share Amount” as of any day is the number of Shares that Dealer and any person whose ownership position would be aggregated with that of Dealer (Dealer or any such person, a “Dealer Person”) under any law, rule, regulation or regulatory order or Counterparty constituent document that for any reason is, or after the Trade Date becomes, applicable to ownership of Shares (“Applicable Provisions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under the Applicable Provisions, as determined by Dealer in its reasonable discretion. The “Post-Effective Limit” means (x) the minimum number of Shares that would give rise to reporting or registration obligations (except for any filing requirements on Form 13F, Schedule 13D or Schedule 13G under the Exchange Act, in each case, as in effect on the Trade Date) or other requirements (including obtaining prior approval from any person or entity) of a Dealer Person, or would result in an adverse effect on a Dealer Person, under the Applicable Provisions, as determined by Dealer in its reasonable discretion, minus (y) 1.0% of the number of Shares outstanding.

(g) Termination Settlement. Upon the occurrence of any Acceleration Event, Dealer shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares necessary to reduce the Share Amount to reasonably below the Post-Effective Limit and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Dealer pursuant to the preceding sentence, Counterparty fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of this Transaction, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Counterparty, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Dealer has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Dealer in respect of such Termination Settlement Date. If an Acceleration Event occurs after Counterparty has designated a Settlement Date to which Physical Settlement applies but before the relevant Settlement Shares have been delivered to Dealer, then Dealer shall have the right to cancel such Settlement Date and designate a Termination Settlement Date in respect of such Shares pursuant to the first sentence hereof. Notwithstanding the foregoing, in the case of a Nationalization or Merger Event, if at the time of the related Relevant Settlement Date the Shares have changed into cash or any other property or the right to receive cash or any other property, the Calculation Agent shall adjust the nature of the Shares as it determines appropriate to account for such change such that the nature of the Shares is consistent with what shareholders receive in such event.

Annex II-17

(h) Private Placement Procedures. If Counterparty is unable to comply with the provisions of sub-paragraph (ii) of “Agreements and Acknowledgments Regarding Shares” above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Dealer otherwise determines that in its reasonable opinion any Shares to be delivered to Dealer by Counterparty may not be freely returned by Dealer or its affiliates to securities lenders as described under such sub-paragraph (ii) or otherwise constitute “restricted securities” as defined in Rule 144 under the Securities Act, then delivery of any such Shares (the “Restricted Shares”) shall be effected as provided below, unless waived by Dealer.

(i) If Counterparty delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Counterparty shall be effected in accordance with private placement procedures customary for private placements of equity securities of substantially similar size with respect to such Restricted Shares reasonably acceptable to Dealer; provided that Counterparty may not elect a Private Placement Settlement if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Counterparty to Dealer (or any affiliate designated by Dealer) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Dealer (or any such affiliate of Dealer), and if Counterparty fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Dealer, due diligence rights (for Dealer or any designated buyer of the Restricted Shares by Dealer), opinions and certificates, and such other documentation as is customary for private placement agreements of equity securities of a substantially similar size, all reasonably acceptable to Dealer. In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Restricted Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Restricted Shares. Notwithstanding the Agreement or this Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Dealer to Counterparty of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the date that would otherwise be applicable.

Annex II-18

(ii) If Counterparty delivers any Restricted Shares in respect of this Transaction, Counterparty agrees that (A) such Shares may be transferred by and among Dealer and its affiliates and (B) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed, Counterparty shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of any seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

(i) Indemnity. Counterparty agrees to indemnify Dealer and its affiliates and their respective directors, officers, employees, agents and controlling persons (Dealer and each such affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, any breach of any covenant or representation made by Counterparty in this Confirmation or the Agreement and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto, except to the extent determined in a final and nonappealable judgment by a court of competent jurisdiction to have resulted from Dealer’s negligence, fraud, bad faith and/or willful misconduct or from a breach of any representation or covenant of Dealer contained in this Confirmation or the Agreement. The foregoing provisions shall survive any termination or completion of the Transaction.

(j) Waiver of Trial by Jury. COUNTERPARTY AND DEALER HEREBY IRREVOCABLY WAIVE (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTION OR THE ACTIONS OF DEALER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

Annex II-19

(k) Governing Law/Jurisdiction. This Confirmation and any claim, controversy or dispute arising under or related to this Confirmation shall be governed by the laws of the State of New York without reference to the conflict of laws provisions thereof. The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States Court for the Southern District of New York in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts.

(l) Designation by Dealer. Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer’s obligations in respect of the Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty only to the extent of any such performance.

(m) Insolvency Filing. Notwithstanding anything to the contrary herein, in the Agreement or in the Equity Definitions, upon any Insolvency Filing or other proceeding under the Bankruptcy Code in respect of the Issuer, this Transaction shall automatically terminate on the date thereof without further liability of either party to this Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Confirmation prior to the date of such Insolvency Filing or other proceeding), it being understood that this Transaction is a contract for the issuance of Shares by the Issuer.

(n) Disclosure. Effective from the date of commencement of discussions concerning the Transaction, each of Dealer and Counterparty and each of their employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment and tax structure.

(o) Right to Extend. Dealer may postpone any Settlement Date or any other date of valuation or delivery, with respect to some or all of the relevant Settlement Shares, if Dealer determines, based on advice of counsel, that such extension is reasonably necessary or appropriate to enable Dealer to effect purchases of Shares in connection with its hedging activity hereunder in a manner that would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, be in compliance with applicable legal and regulatory requirements.

(p) Counterparty Share Repurchases. Counterparty agrees not to repurchase, directly or indirectly, any Shares if, immediately following such purchase, the Outstanding Share Percentage would be equal to or greater than 4.5%. The “Outstanding Share Percentage” as of any day is the fraction (1) the numerator of which is the aggregate of the Number of Shares for this Transaction and the “Number of Shares” (as defined in the applicable Additional Confirmation) under any outstanding Additional Transactions and (2) the denominator of which is the number of Shares outstanding on such day.

Annex II-20

(q) Limit on Beneficial Ownership. Notwithstanding any other provisions hereof, Dealer shall not have the right to acquire Shares hereunder and Dealer shall not be entitled to take delivery of any Shares hereunder (in each case, whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) the Share Amount would exceed the Post-Effective Limit, (ii) Dealer and each person subject to aggregation of Shares with Dealer under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder (the “Dealer Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) in excess of 4.9% of the then outstanding Shares (the “Threshold Number of Shares”), (iii) Dealer would hold 5% or more of the number of Shares of Counterparty’s outstanding common stock or 5% or more of Counterparty’s outstanding voting power (the “Exchange Limit”) or (iv) such acquisition would result in a violation of any restriction on ownership or transfer set forth in Article VII of the Articles of Incorporation of Counterparty, as amended and supplemented (the “Counterparty Stock Ownership Restrictions”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Share Amount would exceed the Post-Effective Limit, (ii) the Dealer Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (iii) Dealer would directly or indirectly hold in excess of the Exchange Limit or (iv) such delivery would result in a violation of the Counterparty Stock Ownership Restrictions. If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Scheduled Trading Day after, Dealer gives notice to Counterparty that, after such delivery, (i) the Share Amount would not exceed the Post-Effective Limit, (ii) the Dealer Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (iii) Dealer would not directly or indirectly hold in excess of the Exchange Limit and (iv) such delivery would not result in a violation of the Counterparty Stock Ownership Restriction.

In addition, notwithstanding anything herein to the contrary, if any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Dealer shall be permitted to make any payment due in respect of such Shares to Counterparty in two or more tranches that correspond in amount to the number of Shares delivered by Counterparty to Dealer pursuant to the immediately preceding paragraph.

Dealer represents and warrants that, as of the Trade Date, if Dealer received the maximum number of Shares hereunder assuming both (i) Physical Settlement applies and (ii) no restrictions on the delivery of Shares hereunder were applicable, then the Counterparty Stock Ownership Restrictions would not apply so as to limit the number of Shares that Dealer could receive hereunder.

Annex II-21

(r) Commodity Exchange Act. Each of Dealer and Counterparty agrees and represents that it is an “eligible contract participant” as defined in Section 1a(18) of the U.S. Commodity Exchange Act, as amended (the “CEA”), the Agreement and this Transaction are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(51) of the CEA.

(s) Bankruptcy Status. Subject to Paragraph 7(m) above, Dealer acknowledges and agrees that this Confirmation is not intended to convey to Dealer rights with respect to the transactions contemplated hereby that are senior to the claims of Counterparty’s common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided, however, that nothing herein shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Confirmation and the Agreement; and provided, further, that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than this Transaction.

(t) No Collateral or Setoff. Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Counterparty hereunder are not secured by any collateral. Obligations in respect of this Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations in respect of this Transaction, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff, except that set-off solely with respect to amounts payable under this Transaction and any and all Additional Transactions governed by the Agreement shall be permissible.

(u) Tax Matters.

(i) For the purpose of Section 3(f) of the Agreement:

(1) Dealer makes the following representations:

a.	[It is a “U.S. person” (as that term is used in United States Treasury Regulations Section 1.1441-4(a)(3)(ii)) for U.S. federal income tax purposes.]

b.	[It is a national banking association organized and existing under the laws of the United States of America and is an exempt recipient under United States Treasury Regulations Section 1.6049-4(c)(1)(ii)(M)][It is a broker-dealer firm registered with the Commission under the Exchange Act and is an exempt recipient under United States Treasury Regulations Section 1.6049-4(c)(1)(ii)(I).]

c.	[It is a limited liability company organized and existing under the laws of the State of Delaware and is treated as a disregarded entity of a New York corporation for U.S. federal income tax purposes. Dealer’s sole member is “exempt” within the meaning of United States Treasury Regulations Sections 1.6041-3(p) and 1.6049-4(c) from information reporting on Form 1099 and backup withholding.]

Annex II-22

d.	[It is a bank organized under the laws of Canada; (ii) it is a corporation for U.S. federal income tax purposes; and (iii) each payment received or to be received by Dealer in connection with this Confirmation will be effectively connected with its conduct of a trade or business in the United States.] [2]

e.	[It is a chartered bank organized under the laws of Canada and is treated as a corporation for U.S. federal income tax purposes.][3]

f.	[It is acting through a dependent agent located in the United States (including only the States thereof and the District of Columbia), it is a “foreign person” (as that term is used in United States Treasury Regulations Section 1.6041-4(a)(4)) for U.S. federal income tax purposes and each payment received or to be received by it in connection with this Agreement will be effectively connected with its conduct of a trade or business in the United States.][4]

(2) Counterparty makes the following representations:

a.	It is a “U.S. person” (as that term is used in United States Treasury Regulations Section 1.1441-4(a)(3)(ii)) for U.S. federal income tax purposes.

b.	It is a real estate investment trust for U.S. federal income tax purposes and is organized under the laws of the State of Maryland, and is an exempt recipient under United States Treasury Regulations Section 1.6049-4(c)(1)(ii)(J).

(ii) Withholding Tax imposed on payments to non-U.S. counterparties under the United States Foreign Account Tax Compliance Act. “Tax” and “Indemnifiable Tax”, each as defined in Section 14 of the Agreement, shall not include any FATCA Withholding Tax. For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

2 NTD: Insert for Canadian bank acting through a US branch.

3 NTD: Insert for Canadian bank acting through a US branch.

4 NTD: Insert for Canadian bank acting through a US branch.

Annex II-23

“FATCA Withholding Tax” means any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

(iii) HIRE Act. To the extent that either party to the Agreement with respect to this Transaction is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by the International Swaps and Derivatives Association, Inc. on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to this Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to this Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to this Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of this Transaction. For greater certainty, if there is any inconsistency between this provision and the provisions contained in any other agreement between the parties with respect to this Transaction, this provision shall prevail unless such other agreement expressly overrides the provisions of the Attachment to the 871(m) Protocol.

(iv) Tax documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, Counterparty shall provide to Dealer a valid and duly executed U.S. Internal Revenue Service Form W-9, or any successor thereto, with the “corporation” box checked on line 3 thereof (i) on or before the date of execution of this Confirmation; (ii) promptly upon reasonable demand by Dealer; and (iii) promptly upon learning that any such tax form previously provided by Counterparty has become inaccurate or incorrect. Additionally, Counterparty shall, promptly upon request by Dealer, provide, to the extent it is permitted by law to do so without material prejudice, such other tax forms and documents reasonably requested by Dealer.

For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, Dealer shall provide to Counterparty a valid and duly executed U.S. Internal Revenue Service Form W-9 or W-8ECI, or any successor thereto, with the “corporation” box checked on line 3 thereof, (i) on or before the date of execution of this Confirmation; (ii) promptly upon reasonable demand by Counterparty; and (iii) promptly upon learning that any such tax form previously provided by Dealer has become inaccurate or incorrect. Additionally, Dealer shall, promptly upon request by Counterparty, provide, to the extent it is permitted by law to do so without material prejudice, such other tax forms and documents reasonably requested by Counterparty.

Annex II-24

(v) Wall Street Transparency and Accountability Act of 2010. The parties hereby agree that none of (i) Section 739 of the WSTAA, (ii) any similar legal certainty provision included in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, (iii) the enactment of the WSTAA or any regulation under the WSTAA, (iv) any requirement under the WSTAA or (v) any amendment made by the WSTAA shall limit or otherwise impair either party’s right to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased cost, regulatory change or similar event under this Confirmation, the Equity Definitions or the Agreement (including, but not limited to, any right arising from any Acceleration Event).

(w) Other Forwards / Dealers. Dealer acknowledges that Counterparty has entered or may enter in the future into one or more substantially similar forward transactions for the Shares (each, an “Other Forward” and collectively, the “Other Forwards”) with one or more dealers, and/or affiliates thereof (each, an “Other Dealer” and collectively, the “Other Dealers”). Dealer and Counterparty agree that if Counterparty designates a “Settlement Date” with respect to one or more Other Forwards for which “Cash Settlement” or “Net Share Settlement” is applicable, and the resulting “Unwind Period” for such Other Forwards coincides for any period of time with an Unwind Period for this Transaction (the “Overlap Unwind Period”), Counterparty shall notify Dealer at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and length of such Overlap Unwind Period, and Dealer shall be permitted to purchase Shares to unwind its hedge in respect of this Transaction only on alternating Scheduled Trading Days during such Overlap Unwind Period, commencing on the first, second, third or later Scheduled Trading Day of such Overlap Unwind Period, as notified to Dealer by Counterparty at least one Business Day prior to such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, may be every other Scheduled Trading Day if there is only one Other Dealer, every third Scheduled Trading Day if there are two Other Dealers, etc.).

(x) Delivery of Cash. For the avoidance of doubt, nothing in this Confirmation shall be interpreted as requiring Counterparty to deliver cash in respect of the settlement of this Transaction, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity by ASC 815-40 (formerly EITF 00-19) as in effect on the Trade Date (including, without limitation, where Counterparty so elects to deliver cash or fails timely to elect to deliver Shares in respect of such settlement). For the avoidance of doubt, the preceding sentence shall not be construed as limiting (i) Paragraph 7(i) hereunder or (ii) any damages that may be payable by Counterparty as a result of breach of this Confirmation.

Annex II-25

[[(y)] [2013 EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol.]5 The parties agree that the terms of the 2013 EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol published by ISDA on July 19, 2013 (“Protocol”) apply to the Agreement as if the parties had adhered to the Protocol without amendment. In respect of the Attachment to the Protocol, (i) the definition of “Adherence Letter” shall be deemed to be deleted and references to “Adherence Letter” shall be deemed to be to this section (and references to “such party’s Adherence Letter” and “its Adherence Letter” shall be read accordingly), (ii) references to “adheres to the Protocol” shall be deemed to be “enters into the Agreement”, (iii) references to “Protocol Covered Agreement” shall be deemed to be references to the Agreement (and each “Protocol Covered Agreement” shall be read accordingly), and (iv) references to “Implementation Date” shall be deemed to be references to the date of this Confirmation. For the purposes of this section:

(i)	Dealer is a Portfolio Data Sending Entity and Counterparty is a Portfolio Data Receiving Entity;

(ii)	Dealer and Counterparty may use a Third Party Service Provider, and each of Dealer and Counterparty consents to such use including the communication of the relevant data in relation to Dealer and Counterparty to such Third Party Service Provider for the purposes of the reconciliation services provided by such entity.

(iii)	The Local Business Days for such purposes in relation to Dealer and Counterparty is New York, New York, USA.

(iv)	The following are the applicable email addresses.

Portfolio Data:

Dealer: [e-mail address]

Counterparty: [e-mail address]

Notice of discrepancy:

Dealer: [e-mail address]

Counterparty: [e-mail address]

Dispute Notice:

Dealer: [e-mail address]

Counterparty: [e-mail address]]6

5 NTD: To be included if dealer so requires.

6 NTD: To be included if dealer so requires.

Annex II-26

[(z)] [NFC Representation Protocol.] 7 The parties agree that the provisions set out in the Attachment to the ISDA 2013 EMIR NFC Representation Protocol published by ISDA on March 8, 2013 (the “NFC Representation Protocol”) shall apply to the Agreement as if each party were an Adhering Party under the terms of the NFC Representation Protocol. In respect of the Attachment to the NFC Representation Protocol, (i) the definition of “Adherence Letter” shall be deemed to be deleted and references to “Adherence Letter” shall be deemed to be to this section (and references to “the relevant Adherence Letter” and “its Adherence Letter” shall be read accordingly), (ii) references to “adheres to the Protocol” shall be deemed to be “enters into the Agreement”, (iii) references to “Covered Master Agreement” shall be deemed to be references to the Agreement (and each “Covered Master Agreement” shall be read accordingly), and (iv) references to “Implementation Date” shall be deemed to be references to the date of this Confirmation. Counterparty confirms that it enters into this Confirmation as a party making the NFC Representation (as such term is defined in the NFC Representation Protocol). Counterparty shall promptly notify Dealer of any change to its status as a party making the NFC Representation.

[(aa)] [Acknowledgment regarding certain UK Resolution Authority Powers.]8

(i) Dealer is authorized by the Prudential Regulation Authority (“PRA”) and regulated by the Financial Conduct Authority and the PRA, and is subject to the Bank of England’s resolution authority powers, as contained in the EU Bank Recovery and Resolution Directive, and transposed in the UK by the Banking Act 2009. The powers include the ability to (a) suspend temporarily the termination and security enforcement rights of parties to a qualifying contract, and/or (b) bail-in certain liabilities owed by Dealer including the writing-down of the value of certain liabilities and/or the conversion of such liabilities into equity holdings (as described in further detail below). Pursuant to PRA requirements, Dealer is required to ensure that counterparties to certain agreements it enters into which are governed by non-EEA law contractually recognize the validity and applicability of the above-mentioned resolution powers, in order to ensure their effectiveness in cross border scenarios.

(ii)  The terms of this section apply only to the Transaction and constitute our entire agreement in relation to the matters contained in this section, and do not extend or amend the resolution authority powers of the Bank of England or any replacement authority. The terms of this section may not be amended by any other agreements, arrangements or understandings between Dealer and Counterparty. By signing the Transaction, Counterparty acknowledges and agrees that, notwithstanding the governing law of the Transaction, the Transaction is subject to, and Counterparty will be bound by the effect of an application of, the Bank of England’s (or replacement resolution authority’s) powers to (a) stay termination and/or security enforcement rights, and (b) bail-in liabilities.

7 NTD: To be included if dealer so requires.

8 NTD: To be included if dealer so requires.

Annex II-27

[(y)] [U.S. Stay Regulations.]9 To the extent that the QFC Stay Rules are applicable hereto, then the parties agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of this Confirmation, and for such purposes this Confirmation shall be deemed a Protocol Covered Agreement and each party shall be deemed to have the same status as “Regulated Entity” and/or “Adhering Party” as applicable to it under the Protocol; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of this Confirmation and each party shall be deemed to have the status of “Covered Entity” or “Counterparty Entity” (or other similar term) as applicable to it under the Bilateral Agreement; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Confirmation, and for such purposes this Confirmation shall be deemed a “Covered Agreement,” Dealer shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity.” In the event that, after the date of this Confirmation, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between this Confirmation and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “this Confirmation” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to Dealer replaced by references to the covered affiliate support provider.

“QFC Stay Rules” mean the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit Enhancements.

9 NTD: To be included if dealer so requires.

Annex II-28

Please confirm your agreement to be bound by the terms stated herein by executing the copy of this Confirmation enclosed for that purpose and returning it to [DEALER NAME]).

Yours sincerely,

[DEALER NAME]

By:
Name:
Title:

Confirmed as of the date first above written:

REALTY INCOME CORPORATION

By:
Name:
Title:

Annex II-29

SCHEDULE I

Forward Price Reduction Date	Forward Price Reduction Amount

Trade Date	USD 0

[*]	USD [*]

[*]	USD [*]

[*]	USD [*]

[*]	USD [*]

[*]	USD [*]

[*]	USD [*]

ANNEX A

PRICING SUPPLEMENT

[DEALER NAME AND ADDRESS]

Realty Income Corporation

11995 El Camino Real

San Diego, California 92130

Attention: Chief Financial Officer

Ladies and Gentlemen:

This Pricing Supplement is the Pricing Supplement contemplated by the Registered Forward Transaction dated as of [*], 20[*] (the “Confirmation”) between Realty Income Corporation (“Counterparty”) and [DEALER NAME] (“Dealer”).

For all purposes under the Confirmation,

(a) the Hedge Completion Date is [*];

(b) the Number of Shares shall be [*], subject to further adjustment in accordance with the terms of the Confirmation;

(c) the Initial Forward Price shall be USD [*]; and

(d) the Final Date shall be [*].

Very truly yours, [DEALER NAME]

By:
Name:
Title:

Confirmed as of the date first above written:

REALTY INCOME CORPORATION

By:
Name:
Title